      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 13, 1998


                                                      REGISTRATION NO. 333-47261

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------


                                   Amendment


                                     No. 1

                                       to

                                    Form S-3

                          Registration Statement under
                           The Securities Act of 1933

                      ------------------------------------

               NEWELL CO.                                  DELAWARE                                  36-3514169
        NEWELL FINANCIAL TRUST I                           DELAWARE                                  36-7213787
        (Exact name of registrant               (State or other jurisdiction of                   (I.R.S. employer
      as specified in its charter)              incorporation or organization)                   identification no.)

                                 NEWELL CENTER
                           29 EAST STEPHENSON STREET
                            FREEPORT, ILLINOIS 61032
                                 (815) 235-4171
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                              DALE L. MATSCHULLAT
                         VICE PRESIDENT-GENERAL COUNSEL
                               4000 AUBURN STREET
                            ROCKFORD, ILLINOIS 61101
                    (Name and address of agent for service)

                                 (815) 969-6101
         (Telephone number, including area code, of agent for service)

                                WITH A COPY TO:
                               Stuart L. Goodman
                             Schiff Hardin & Waite
                                7200 Sears Tower
                            Chicago, Illinois 60606
                                 (312) 258-5711

                      ------------------------------------

    Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after the effective date of this Registration Statement.
    If the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
    If the form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number on the earlier effective registration statement for the same offering. [
]  _______________________
    If the form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      ------------------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                    SUBJECT TO COMPLETION DATED MAY 13, 1998

                        10,000,000 PREFERRED SECURITIES

NEWELL LOGO                 NEWELL FINANCIAL TRUST I
            5 1/4% CONVERTIBLE QUARTERLY INCOME PREFERRED SECURITIES

                      (CONVERTIBLE QUIPS(SM)* SECURITIES)
              (LIQUIDATION PREFERENCE $50 PER PREFERRED SECURITY)
GUARANTEED TO THE EXTENT SET FORTH HEREIN BY, AND CONVERTIBLE INTO COMMON STOCK
                                      OF,

                                   NEWELL CO.
                            ------------------------

    This Prospectus relates to the 5 1/4% Convertible Quarterly Income Preferred Securities (the "Preferred Securities") which represent preferred undivided beneficial interests in the assets of Newell Financial Trust I, a statutory business trust created under the laws of the State of Delaware (the "Issuer"), and the shares of common stock, $1.00 par value per share (the "Company Common Stock"), of Newell Co., a Delaware corporation (the "Company"), issuable upon conversion of the Preferred Securities. The Preferred Securities were issued and sold (the "Original Offering") on December 12, 1997 (the "Original Offering Date") to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in the United States to persons reasonably believed to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, and outside the United States to non-U.S. persons in offshore transactions in reliance on Regulation S under the Securities Act. The Company owns all of the beneficial interests in the assets of the Issuer represented by the common securities of the Issuer (the "Common Securities", and, together with the Preferred Securities, the "Trust Securities"). The Issuer exists for the sole purpose of issuing the Preferred Securities and the Common Securities and investing the proceeds thereof in 5 1/4% Convertible Subordinated Debentures due December 1, 2027 (the "Debentures"), issued by the Company. The Preferred Securities have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise over the Common Securities. See "Description of the Preferred Securities--Subordination of Common Securities".

    The Preferred Securities and the Company Common Stock issuable upon conversion of the Preferred Securities (collectively the "Offered Securities") may be offered and sold from time to time by the holders named herein or by their transferees, pledgees, donees or their successors (collectively, the "Selling Holders") pursuant to this Prospectus. The Offered Securities may be sold by the Selling Holders from time to time directly to purchasers or through agents, underwriters or dealers. See "Selling Holders" and "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealer's purchase price or underwriter's discount, if any, will be set forth in an accompanying supplement to this Prospectus (the "Prospectus Supplement"). The Selling Holders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts, selling commissions and transfer taxes, if any, applicable to any such sale. The Company is responsible for payment of all other expenses incident to the registration of the Offered Securities. The Selling Holders and any broker-dealers, agents or underwriters that participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" for a description of certain indemnification arrangements.


    Each Preferred Security is convertible at any time in the manner described herein at the option of the holder into shares of Company Common Stock at the rate of 0.9865 shares of Company Common Stock for each Preferred Security (equivalent to a conversion price of $50.685 per share of Company Common Stock), subject to adjustment in certain circumstances. See "Description of the Preferred Securities--Conversion Rights" and "Description of the Company's Capital Stock". The last reported sale price of Company Common Stock, which is listed under the symbol "NWL" on the New York Stock Exchange ("NYSE"), on May 12, 1998 was $46 15/16 per share.



    Holders of the Preferred Securities are entitled to receive preferential cumulative cash distributions from the Issuer at an annual rate of 5 1/4% of the liquidation preference of $50 per Preferred Security accruing from the date of original issuance and payable, unless deferred, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1998 ("Distributions"). The distribution rate and the distribution and other payment dates for the Preferred Securities correspond to the interest rate and interest and other payment dates in the Debentures, which are the sole assets of the Issuer. As a result, if principal or interest is not paid on the Debentures, no amounts will be paid with respect to the Preferred Securities.

                                                           (Continued on page 2)

      SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS TO BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE OFFERED SECURITIES.
                            ------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                            ------------------------

---------------------

* QUIPS is a servicemark of Goldman, Sachs & Co.

                            ------------------------

                The date of this Prospectus is          , 1998.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     The Company has the right to defer payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date (as defined herein), the Company may elect to begin a new Extension Period subject to the requirements described herein. If interest payments on the Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and the Company will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Company's capital stock or debt securities that rank pari passu with or junior to the Debentures.

     During an Extension Period, interest on the Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate at 5 1/4% per annum, compounded quarterly) and holders of Preferred Securities will be required to recognize interest income for United States Federal income tax purposes. See "Description of the Debentures--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

     Except as provided below, the Preferred Securities may not be redeemed by the Issuer prior to December 1, 2001. The Preferred Securities are subject to redemption, in whole or in part, on or after such date, at the redemption prices set forth herein, upon any redemption by the Company of Debentures. See "Description of the Preferred Securities--Optional Redemption". In addition, the Preferred Securities are subject to mandatory redemption upon the repayment at maturity or as a result of acceleration of the Debentures. See "Description of the Preferred Securities--Mandatory Redemption".

     Following the occurrence of a Special Event (as herein defined), the Preferred Securities are also subject to (i) exchange, in the manner described herein, for Debentures (see "Description of the Preferred Securities--Special Event Exchange or Redemption") and (ii) redemption, in whole or in part, on or after December 1, 2001, at 100% of the liquidation preference thereof, plus accrued and unpaid Distributions thereon, if such Special Event constitutes a Tax Event (as defined herein). See "Description of Preferred Securities--Special Event Exchange or Redemption". At any time, the Company has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in dissolution of the Issuer. See "Description of the Preferred Securities--Distribution of Debentures".

     The Company has, through the Guarantee, the Trust Agreement, the Indenture (each, as defined herein) and the Debentures, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Description of the Guarantee", "Newell Financial Trust I" and "Description of the Debentures", respectively. The Guarantee of the Company guarantees the payment of Distributions and payments on liquidation or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Issuer, as described herein (the "Guarantee"). See "Description of the Guarantee". If the Company does not make interest payments on the Debentures held by the Issuer as a result of the Company's election to defer payment of interest during an Extension Period, or otherwise, the Issuer will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and will rank pari passu with the most senior preferred stock, if any, issued from time to time by the Company and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. See "Description of the Debentures--Subordination".

     The Debentures are subordinate and junior in right of payment to all Senior Debt (as defined herein) of the Company. The terms of the Debentures place no limitation on the amount of Senior Debt that may be incurred by the Company or the amount of indebtedness that may be incurred by its subsidiaries. As of December 31, 1997, the Company had aggregate indebtedness of approximately $835.9 million, all of which comprised Senior Debt of the Company. The Company's obligations under the Debentures are also effectively subordinated to all existing and future obligations of the Company's subsidiaries.

     In the event of the dissolution of the Issuer, after satisfaction of the creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive a liquidation preference of $50 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Debentures, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Distribution upon Dissolution".

     Whenever the Company issues shares of Company Common Stock upon conversion of Debentures, the Company will, subject to certain conditions, issue, together with each share of Company Common Stock, such number (which number may be a fraction) of Rights (as defined herein) as shall at that time be issuable with a share of Company Common Stock pursuant to the Rights Agreement (as defined herein).

                      DOCUMENTS INCORPORATED BY REFERENCE

     The documents listed below filed by the Company with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:


     (a) The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 1997;



     (b) The Company's Current Report on Form 8-K dated March 4, 1998;



     (c) The Company's Current Report on Form 8-K dated May 11, 1998;



     (d) The description of the Common Stock, contained in the Company's Registration Statement on Form 8-B dated June 30, 1987; and



     (e) The description of the Rights, contained in the Company's Registration Statement on Form 8-A dated October 25, 1988.


     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities made hereby, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statements modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS WHICH ARE INCORPORATED HEREIN BY REFERENCE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE INTO SUCH DOCUMENTS). REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO: RICHARD H. WOLFF, SECRETARY, NEWELL CO., 4000 AUBURN STREET, ROCKFORD, ILLINOIS 61125 (TELEPHONE: (815) 969-6111).

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the Commission. The reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company Common Stock is listed on the NYSE and the Chicago Stock Exchange ("CSE"), and reports and other information concerning the Company can also be inspected at the office of the NYSE, 20 Broad Street, New York, New York 10005, and at the offices of the CSE, One Financial Place, 440 South LaSalle Street, Chicago, Illinois 60605-1070. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov.

     The Company and the Issuer have filed with the Commission a Registration Statement (which term encompasses any amendments thereto) on Form S-3 under the Securities Act with respect to the securities offered by this Prospectus (the "Registration Statement"). This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the

Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto, and the financial statements and notes thereto filed or incorporated by reference as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements made in this Prospectus concerning the contents of any document referred to herein are not necessarily complete, and, in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

     No separate financial statements of the Issuer have been included herein. The Issuer and the Company do not consider that such financial statements would be material to potential investors because the Issuer is a newly organized special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Debentures and issuing the Preferred Securities and Common Securities and the Company has fully and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. See "Newell Financial Trust I", "Description of the Preferred Securities", "Description of the Guarantee" and "Description of the Debentures".

     The terms the "Company" and "Newell Co." refer collectively to Newell Co. and its subsidiaries and divisions (referred to herein as "divisions", even if separately incorporated), unless the context otherwise requires.

                           FORWARD-LOOKING STATEMENTS

     Certain of the matters discussed in this Prospectus or in the accompanying Prospectus Supplement and in the documents incorporated by reference herein or therein may constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Such forward-looking statements may relate to, but are not limited to, such matters as sales, income, earnings per share, return on equity, capital expenditures, dividends, capital structure, free cash flow, debt to capitalization ratios, internal growth rates, future economic performance, management's plans, goals and objectives for future operations and growth or the assumptions relating to any of the forward-looking information. Such statements generally are accompanied by words such as "intend", "anticipate", "believe", "estimate", "project", "expect", "should" or similar statements. The Company cautions that forward-looking statements are not guarantees since there are inherent difficulties in predicting future results, and that actual results could differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, those discussed below and the matters set forth in this Prospectus or in the accompanying Prospectus Supplement and the documents incorporated by reference herein or therein. This section is included pursuant to the Reform Act and with the intention of obtaining the benefits of the so-called "safe harbor" provisions of the Reform Act.

RETAIL ECONOMY

     The Company's business depends on the strength of the retail economies in various parts of the world, primarily in the U.S. and to a lesser extent in Asia (including Australia and New Zealand), Canada, Europe (including the Middle East and Africa) and Latin America (including Mexico, Central America and South America), which are affected by such factors as consumer demand, the condition of the consumer products retail industry and weather conditions. In recent years, the consumer products retail industry has been characterized by intense competition and consolidation among both product suppliers and retailers.

NATURE OF THE MARKETPLACE

     The Company competes with numerous other manufacturers and distributors of consumer products, many of which are large and well established. In addition, the Company's principal customers are volume purchasers, many of which are much larger than the Company and have strong bargaining power with suppliers. The rapid growth of large mass merchandisers, such as discount stores, warehouse clubs, home centers and office superstores, together with changes in consumer shopping patterns, have contributed to a significant consolidation of the retail industry and the formation of dominant multi-category retailers. Other trends among retailers are to require manufacturers to maintain or reduce product prices or deliver products with shorter lead times, or for the retailer to import generic products directly from foreign sources. The combination of these market influences has created an intensely competitive environment in which the Company's principal customers continuously evaluate which product suppliers to use, resulting in pricing pressures and the need for ongoing improvements in customer service.

GROWTH BY ACQUISITION

     The acquisition of companies that sell branded, staple consumer product lines to volume purchasers is one of the foundations of the Company's growth strategy. The Company's ability to continue to make sufficient strategic acquisitions at reasonable prices and to integrate the acquired businesses within a reasonable period of time are important factors in the Company's future earnings growth.

FOREIGN OPERATIONS

     Foreign operations, which include manufacturing in Canada, Mexico, Colombia, Venezuela and many countries in Europe and importing products from the Far East, increasingly are becoming important to the Company's business. Foreign operations can be affected by factors such as currency devaluation and other currency fluctuations, tariffs, nationalization, exchange controls, limitations on foreign investment in local businesses and other political, economic and regulatory risks.

                                  RISK FACTORS

     Prospective purchasers of the Offered Securities should carefully review the information contained elsewhere in this Prospectus and in the accompanying Prospectus Supplement or incorporated by reference herein and therein and should particularly consider the following matters.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND THE DEBENTURES

     The obligations of the Company under the Guarantee issued by the Company for the benefit of the holders of Preferred Securities are unsecured and rank subordinate and junior in right of payment to all other liabilities of the Company and pari passu with the most senior preferred stock, if any, issued from time to time by the Company and any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company. The obligations of the Company under the Debentures are subordinate and junior in right of payment to all present and future Senior Debt (as defined herein) of the Company. As of December 31, 1997, the Company had indebtedness of approximately $835.9 million, all of which comprised Senior Debt of the Company. The ability of the Issuer to pay amounts due on the Preferred Securities is solely dependent upon the Company making payments on the Debentures as and when required. Neither the Indenture, the Guarantee nor the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Company and its subsidiaries. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Debentures--Subordination".

STRUCTURAL SUBORDINATION

     The Debentures are obligations of the Company exclusively. Since substantially all of the Company's operations are conducted through subsidiaries, substantially all of the Company's cash flow and, consequently, its ability to service debt, including the Debentures, is dependent upon the earnings of its subsidiaries and the transfer of funds by those subsidiaries to the Company in the form of dividends or other transfers, supplemented with borrowings.

     In addition, creditors of the Company's subsidiaries would be entitled to a claim on the assets of such subsidiaries prior to any claims by the Company. Consequently, in the event of a dissolution, liquidation or reorganization of any subsidiary, creditors of such subsidiary are likely to be paid in full before any distribution is made to the Company, except to the extent that the Company itself is recognized as a creditor of such subsidiary, in which case the claims of the Company would still be subordinate to any security interest in the assets of such subsidiary and any indebtedness of such subsidiary senior to that held by the Company. As of December 31, 1997, the aggregate indebtedness (excluding accounts payable and accrued expenses, deferred income taxes and other liabilities) of the consolidated subsidiaries of the Company was approximately $39.2 million. See "Description of the Preferred Securities--Distributions" and "Description of the Debentures--Option to Extend Interest Payment Period".

OPTION TO EXTEND INTEREST PAYMENT PERIOD; TAX CONSEQUENCES

     The Company has the right under the Indenture (as defined herein) to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, the Company may select a new Extension Period and terminate the payments of all amounts then due, subject to the requirements described herein. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Issuer will be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions) during any such Extension Period.

     Should an Extension Period occur, a holder of Preferred Securities will continue to accrue income (in the form of original issue discount ("OID")) in respect of its pro rata share of the deferred interest allocable to the Debentures held by the Issuer for United States Federal income tax purposes. As a result, a holder of Preferred Securities will include such income in gross income for United States Federal income tax purposes in advance of the receipt of cash, and will not receive the cash related to such income from the Issuer if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount". Moreover, if a holder of Preferred Securities converts its Preferred Securities into Company Common Stock during an Extension Period, the holder will not receive any cash related to the deferred distribution. Additionally, during the pendency of any Extension Period, the Company will not be permitted, subject to certain exceptions set forth herein, to declare or pay any cash distribution with respect to the Company capital stock or debt securities (including guarantees of indebtedness for money borrowed) that rank pari passu with or junior to the Debentures. See "Description of the Preferred Securities--Distributions".

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Debentures. However, should the Company elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of the Company's right to defer interest payments, the market price of the Preferred Securities (which represent preferred undivided beneficial interests in the Debentures) may be more volatile than the market prices of other securities on which original issue discount accrues that are not subject to such deferrals.

SPECIAL EVENT EXCHANGE OR REDEMPTION; DISTRIBUTION OF DEBENTURES

     Upon certain circumstances following the occurrence and continuation of a Special Event (as defined herein), the Preferred Securities are also subject to
(i) exchange in whole or, in the case of a Tax Event (as defined herein) that has occurred and is continuing, in whole or in part, in the manner described herein, for the Debentures or (ii) redemption, in whole or in part, on or after December 1, 2001, at the liquidation preference thereof plus accrued and unpaid distributions, in the case of a Tax Event. See "Description of the Preferred Securities--Special Event Exchange or Redemption".

     There can be no assurance as to the market prices for Preferred Securities or Debentures that may be distributed in exchange for Preferred Securities if a dissolution of the Issuer occurs or if the Preferred Securities are exchanged for Debentures in connection with a Special Event. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to this Prospectus or in the secondary market, or the Debentures that a holder of Preferred Securities may receive on dissolution of the Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities. Because holders of Preferred Securities may receive Debentures on dissolution of the Issuer or if the Preferred Securities are exchanged for Debentures in connection with a Special Event, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Debentures and should carefully review all the information regarding the Debentures contained herein. See "Description of the Preferred Securities--Special Event Exchange or Redemption" and "Description of the Debentures--General".

RIGHTS UNDER THE GUARANTEE

     The Guarantee guarantees to the holders of the Preferred Securities on a subordinated basis the following payments, to the extent not paid by the Issuer:
(i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the aggregate of the liquidation preference and all accrued and unpaid Distributions to the date of payment to the extent that the Issuer has funds on hand available therefor at such time and
(b) the amount of assets of the Issuer remaining available for distribution to holders of the Preferred Securities in dissolution of the Issuer.

     As part of the Guarantee, the Company agrees that it will honor all obligations provided therein relating to the conversion or exchange of the Preferred Securities into or for Company Common Stock or Debentures.

     The holders of not less than a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of Preferred Securities may institute a proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a proceeding against the Issuer, the Guarantee Trustee or any other person or entity. If the Company were to default on its obligation to pay amounts payable under the Debentures, the Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing, a holder of Preferred Securities would be required to rely on the enforcement by the Property Trustee (as defined herein) of its rights as registered holder of the Debentures against the Company pursuant to the terms of the Debenture. If, however, such event is attributable to the failure of the Company to pay interest or premium on or principal of the Debentures on the payment date on which such payment is due and payable (or, in the case of a redemption, on the date fixed for redemption), then a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of payment to such holder of the interest or premium on or principal of such Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. Except as set forth herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of Debentures or assert directly any other rights in respect of the Debentures. See "Newell Financial Trust I", "Description of the Preferred Securities--Enforcement of Certain Rights by Holders of Preferred Securities", "Description of the Guarantee" and "Description of the Debentures--Debenture Events of Default". The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default occurs and is continuing, the holders of Preferred Securities will rely on the enforcement by the Property Trustee of its rights as the holder of the Debentures against the Company. An event of default under the Indenture (a "Debenture Event of Default") constitutes an event of default under the Trust Agreement with respect to the Preferred Securities and the Common Securities (a "Declaration Event of Default"). In addition, the holders of a majority in aggregate liquidation preference of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may, to the fullest extent permitted by law, proceed to enforce such rights directly against the Company. Notwithstanding the foregoing, if a Declaration Event of Default occurs that results from the failure of the Company to pay principal of or interest or premium on the Debentures when due (or in the case of a redemption, on the redemption date), during the continuance of such an event of default a holder of Preferred Securities may institute a legal proceeding directly against the Company to obtain payment to such holder of such principal, interest or premium on Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities owned of record by such holder. See "Description of the Preferred Securities--Declaration Events of Default; Notice" and "--Voting Rights; Amendment of the Trust Agreement".

LIMITED VOTING RIGHTS

     Holders of Preferred Securities generally have limited voting rights in connection with modifying the Preferred Securities and directing the activities of the Property Trustee as the holder of the Debentures. Holders of Preferred Securities are not entitled to vote to appoint, remove or replace the Issuer Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. The Issuer Trustees and the Company may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust even if such action adversely affects the interests of such holders. See "Newell Financial Trust I" and "Description of the Preferred Securities -- Voting Rights; Amendment of the Trust Agreement".

POSSIBLE TAX LAW CHANGES

     Prospective investors should be aware that legislation has been introduced in the United States Congress in the past that would, if enacted, deny an interest deduction to issuers of instruments such as the Debentures. No such legislation has been enacted. Also, a petition was recently filed in the United States Tax Court as a result of a challenge by the Internal Revenue Service of the petitioner's treatment as indebtedness of a security issued in circumstances with certain similarities to the issuance of the Debentures. There can be no assurance that similar legislation will not ultimately be enacted into law or that a judicial decision in that Tax Court case or other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures and could result in the exchange of the Debentures for Preferred Securities or, in certain limited circumstances, the redemption of the Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Exchange or Redemption".

POTENTIAL REDUCTION OF PAYMENTS TO NON-UNITED STATES HOLDERS FOR UNITED STATES TAX WITHHOLDING REQUIREMENTS

     In the event that any United States taxes, duties or other governmental charges are required to be deducted or withheld from any payments by the Company to holders of Preferred Securities that are not United States persons, neither the Company nor the Issuer would be required to pay any additional amounts to such holders and, therefore, any such taxes, duties or charges would reduce the amounts received by such holders. See "Certain Federal Income Tax
Consequences -- United States Alien Holders".

ABSENCE OF PUBLIC MARKET FOR THE PREFERRED SECURITIES

     There can be no assurance that any market for the Preferred Securities will develop or, if one does develop, that it will be maintained. If an active market for the Preferred Securities fails to develop or be sustained, the trading price of the Preferred Securities could be adversely affected. The Preferred Securities could trade at prices that may be higher or lower than the price of any Preferred Securities purchased hereunder depending on many factors, including prevailing interest rates, the price of the Company Common Stock, the Company's operating results, any election by the Company to extend interest payment periods and the market for similar securities. Although the Issuer and the Company will use their best efforts to maintain the effectiveness of a Shelf Registration Statement (as defined herein) for resales during the periods described herein, they will be entitled to restrict resales thereunder for limited periods upon certain events. See "Description of the Preferred Securities -- Registration Rights".

TRADING PRICE OF PREFERRED SECURITIES

     The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder disposing of Preferred Securities between record dates for payments of distributions thereon will be required for United States Federal income tax purposes to include in gross income the OID on the Debentures through the date of disposition, and to add such amount to the adjusted basis on its pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (so determined), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Certain Federal Income Tax
Consequences -- Sales of Preferred Securities".

                            NEWELL FINANCIAL TRUST I

     Newell Financial Trust I (the "Issuer") is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by the Company (as Depositor), the Delaware Trustee and one of the Administrative Trustees (each as defined herein) and (ii) the filing of a certificate of trust with the Delaware Secretary of State on November 24, 1997. In connection with the Original Offering such trust agreement was amended and restated in its entirety (as so amended and restated, the "Trust Agreement"). The Issuer exists for the sole purposes of (i) issuing and selling the Preferred Securities and Common Securities, (ii) using the proceeds from the sale of the Preferred Securities and Common Securities to acquire the Debentures issued by the Company and (iii) engaging in only those other activities necessary or incidental thereto. Accordingly, the Debentures are the sole assets of the Issuer, and payments under the Debentures will be the sole revenue of the Issuer. The Issuer has a term of 45 years, but may dissolve earlier as provided in the Trust Agreement.

     All of the Common Securities are owned by the Company. The Common Securities rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Declaration Event of Default (as defined herein) resulting from an Event of Default under the Indenture, the rights of the Company as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities--Subordination of Common Securities". The Company owns Common Securities in an aggregate liquidation amount equal to approximately 3% of the total capitalization of the Issuer.

     The Issuer's business and affairs are conducted by its trustees, which were appointed by the Company as holder of the Common Securities. Pursuant to the Trust Agreement, the number of trustees initially is five. Three of the trustees (the "Administrative Trustees") are persons who are employees or officers of, or affiliated with, the Company. A fourth trustee is a financial institution unaffiliated with the Company that serves as property trustee (the "Property Trustee") under the Trust Agreement. The Chase Manhattan Bank is acting as the Property Trustee until removed or replaced by the holder of the Common Securities. See "Description of the Preferred Securities". The fifth trustee is a financial institution or an affiliate thereof which maintains a principal place of business or residence in the State of Delaware (the "Delaware Trustee"). Chase Manhattan Bank Delaware is acting as Delaware Trustee until removed or replaced by the holder of the Common Securities. The Administrative Trustees, the Property Trustee and the Delaware Trustee are referred to herein as the "Issuer Trustees". The Chase Manhattan Bank is also acting as indenture trustee under the Guarantee (the "Guarantee Trustee") and as the indenture trustee under the indenture relating to the Debentures. See "Description of the Guarantee" and "Description of the Debentures".

     The Property Trustee holds the title to the Debentures for the benefit of the Issuer and holders of the Preferred Securities and the Common Securities and has the power to exercise all of the rights, powers and privileges as the holder of the Debentures. In addition, the Property Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Debentures for the benefit of the Issuer and holders of the Preferred Securities and the Common Securities. The Property Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Preferred Securities and the Common Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities. The Company, as the holder of all the Common Securities, has the right to appoint, remove or replace any Issuer Trustee and to increase or decrease the number of Issuer Trustees, provided that the number of Issuer Trustees shall be at least three, a majority of which will be Administrative Trustees. The duties and obligations of the Issuer Trustees are governed by the Trust Agreement. The rights of the holders of the Preferred Securities, including economic rights, right to information and voting rights, are as set forth in the Trust Agreement and the Delaware Business Trust Act, as amended (the "Trust Act").

     The Company will pay, directly or indirectly, all ongoing costs and expenses of the Issuer. See "Description of the Debentures--Expenses of Issuer". The principal corporate offices of the Issuer are located at the Newell Center, 29 East Stephenson Street, Freeport, Illinois 61032, and its telephone number is
(815) 235-4171.

                                  THE COMPANY

     The Company is a manufacturer and full-service marketer of staple consumer products sold to high-volume purchasers, including discount stores and warehouse clubs, home centers and hardware stores, and office superstores and contract stationers. The Company's basic business strategy is to merchandise a multi-product offering of brand name consumer products, which are concentrated in product categories with relatively steady demand not dependent on changes in fashion, technology or season, and to differentiate itself by emphasizing superior customer service. The Company's multi-product offering consists of staple consumer products in three major product groups: Hardware and Home Furnishings, Office Products, and Housewares.

     The Company's growth strategy emphasizes acquisitions and internal growth. The Company has grown both domestically and internationally by acquiring businesses with brand name product lines and improving the profitability of such businesses through an integration process called "Newellization". The Company supplements acquisition growth with internal growth, principally by introducing new products, entering new domestic and international markets, adding new customers, cross-selling existing product lines to current customers and supporting its U.S.-based customers' international expansion.

     The Company's principal corporate offices are located at the Newell Center, 29 East Stephenson Street, Freeport, Illinois 61032, and its telephone number is
(815) 235-4171.

                                USE OF PROCEEDS

     The Selling Holders will receive all of the proceeds from any sale of the Offered Securities. Neither the Company nor the Issuer will receive any proceeds from the sale of the Offered Securities or upon conversion of Preferred Securities.

                              ACCOUNTING TREATMENT

     The financial statements of the Issuer are consolidated with the Consolidated Financial Statements of the Company, with the Preferred Securities shown on such Consolidated Financial Statements as Company-obligated mandatorily redeemable convertible preferred securities of a subsidiary trust. The sole assets of the Issuer are the Debentures.

                       RATIO OF EARNINGS TO FIXED CHARGES
                                  (UNAUDITED)

     The following table sets forth the Company's ratio of earnings to fixed charges on a historical basis for each of the five fiscal years in the period ended December 31, 1997.

                                                                YEAR ENDED DECEMBER 31,
                                                           ---------------------------------
                                                           1997   1996   1995   1994   1993
                                                           ----   ----   ----   ----   -----
Ratio of earnings to Fixed Charges(1)...................   6.2x   6.8x   6.8x   9.0x   10.8x

-------------------------
(1) The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes, interest expense and the portion of rent determined to be interest by (ii) total fixed charges, which includes interest expense and the portion of rent expense determined to be interest. The portion of rent expense determined to be interest is 33% of gross rent expense.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     This summary of certain provisions of the Preferred Securities and the Trust Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement (a copy of which is available for inspection at the corporate trust office of the Property Trustee in New York, New York) and the Trust Act. The Preferred Securities were issued in the Original Offering pursuant to the terms of the Trust Agreement. Wherever particular defined terms of the Trust Agreement are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

     Pursuant to the terms of the Trust Agreement, the Issuer Trustees, on behalf of the Issuer, issued the Common Securities and the Preferred Securities in the Original Offering in fully registered form without interest coupons. Bearer Preferred Securities were not issued. The Preferred Securities represent preferred, undivided beneficial interests in the assets of the Issuer, and the Common Securities represent common, undivided beneficial interests in the assets of the Issuer. All of the Common Securities are owned by the Company. The Preferred Securities rank pari passu, and payments are made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities". Legal title to the Debentures is held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The Trust Agreement does not permit the issuance by the Issuer of any securities other than the Preferred Securities and the Common Securities or the incurrence of any indebtedness by the Issuer. The payment of Distributions out of money held by the Issuer, and payments upon redemption of the Preferred Securities or dissolution of the Issuer, are guaranteed by the Company to the extent described under "Description of the Guarantee". The Guarantee is held by the Guarantee Trustee for the benefit of the holders of the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient available funds to pay such Distributions. The remedy of a holder of Preferred Securities in such an event is as described herein in "--Enforcement of Certain Rights by Holders of Preferred Securities" and "--Voting Rights; Amendment of the Trust Agreement".

DISTRIBUTIONS

     Distributions on each Preferred Security are payable at the annual rate of 5 1/4% of the liquidation preference of $50 per Preferred Security. Distributions accumulate from the date of original issuance and are payable, unless deferred, quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing March 1, 1998, when, as and if available for payment by the Property Trustee, except as otherwise described below. The amount of Distributions payable for any period are computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day and without any additional Distributions or other payment in respect of any such delay (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

     So long as no Debenture Event of Default has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each deferral period (each an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity of the Debentures. As a consequence of any such election, quarterly Distributions on the Preferred Securities will be deferred by the Issuer during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum set forth herein, compounded quarterly from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Company may not, and may not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to the Company's Rights Agreement, or any successor to such Rights Agreement, and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Company Common Stock related to the issuance of Company Common Stock under any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period. See "Description of the Debenture--Option to Extend Interest Payment Period" and "Certain Federal Income Tax Consequence--Interest Income and Original Issue Discount".

     The Company has no current intention to exercise its right to defer payments of interest by extending the interest payment period on the Debentures.

     Distributions with respect to the Preferred Securities must be paid on the dates payable to the extent that the Issuer has funds available for the payment of such Distributions in the Property Account. The funds of the Issuer available for distribution to holders of the Preferred Securities are limited to payments under the Debentures. See "Description of the Debentures". If the Company does not make interest payments on such Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds on hand available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Company on a limited basis as set forth herein under "Description Of the Guarantee".

     Distributions on the Preferred Securities are payable to the holders thereof as they appear on the register of the Issuer on the relevant record dates, which shall be the fifteenth day (whether or not a Business Day) next preceding the relevant distribution date. As long as the Preferred Securities remain in book-entry form, subject to any applicable laws and regulations and the provisions of the Trust Agreement, each such payment will be made as described under "--Certain Book-Entry Procedures for Global Certificates".

CONVERSION RIGHTS

  GENERAL

     The Preferred Securities are convertible at any time through the close of business on the maturity date of the Debentures (or, in the case of Preferred Securities called for redemption, through the close of business on the Redemption Date), at the option of the holder thereof and in the manner described below, into shares of Company Common Stock at an initial conversion rate of 0.9865 shares of Company Common Stock for each Preferred Security (equivalent to a purchase price of $50.685 per share of Company Common Stock), subject to adjustment as described under "--Conversion Price Adjustments" below. Whenever the Company issues shares of Company Common Stock upon conversion of Preferred Securities and the Company has in effect at such time a stock purchase rights agreement under which holders of Company Common Stock are issued rights entitling the holders under certain circumstances to purchase an additional share or shares of Company Common Stock or other capital stock of the Company, the Company will issue, together with each such share of Company Common Stock, an appropriate number of rights. For a description of the Company's existing stockholder rights agreement, see "Description of the Company's Capital Stock".

     A holder of Preferred Securities wishing to exercise its conversion right shall surrender such Preferred Securities, together with an irrevocable conversion notice, to the Property Trustee, as conversion agent or to such other agent appointed for such purpose (the "Conversion Agent"), which shall, on behalf of such holder, exchange the Preferred Securities for a portion of the Debentures and immediately convert such Debentures into Company Common Stock. So long as a book-entry system for the Preferred Securities is in effect, however, the procedures for converting the Preferred Stock that are in the form of Global Certificates into shares of Company Common Stock will be as described under "--Certain Book-Entry Procedures for Global Certificates". The Company's delivery upon conversion of the fixed number of shares of Company Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of any fractional share) shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the portion of the Debentures so converted and any unpaid interest accrued on such Debentures at the time of such conversion. For a discussion of the taxation of such an exchange to holders, see "Certain Federal Income Tax Consequences--Conversion of Preferred Securities into Company Common Stock". Holders may obtain copies of the required form of the conversion notice from the Conversion Agent.

     Accrued Distributions will not be paid on Preferred Securities that are converted, provided that holders of Preferred Securities at the close of business on a Distribution payment record date will be entitled to receive the Distribution payable on such Preferred Securities on the corresponding Distribution Date notwithstanding the conversion of such Preferred Securities on or subsequent to such Distribution record date but prior to such Distribution Date. Except as provided in the immediately preceding sentence, the Issuer will make no payment or allowance for accumulated and unpaid Distributions, whether or not in arrears, on converted Preferred Securities. The Company will make no payment or allowance for dividends on the shares of Company Common Stock issued upon such conversion. Each conversion will be deemed to have been effected immediately prior to the close of business on the day on which proper notice was received by the Conversion Agent.

     Shares of Company Common Stock issued upon conversion of Preferred Securities will be validly issued, fully paid and non-assessable. No fractional shares of Company Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid in cash.

  CONVERSION PRICE ADJUSTMENTS

     GENERAL. The conversion price is subject to adjustment in certain events including, without duplication: (i) the payment of dividends (and other distributions) payable exclusively in Company Common Stock on Company Common Stock; (ii) the issuance to all holders of Company Common Stock of rights or warrants entitling holders of such rights or warrants (for a period not exceeding 45 days) to subscribe for or purchase Company Common Stock at less than the then Current Market Price (as defined below); (iii) subdivisions and combinations of Company Common Stock; (iv) the payment of dividends (and other distributions) to all holders of Company Common Stock consisting of evidences of indebtedness of the Company, securities or capital stock, cash, or assets (including securities, but excluding those rights or warrants referred to above in clause (ii) and dividends and distributions paid exclusively in cash); (v) the payment of dividends (and other distributions) on Company Common Stock paid exclusively in cash, excluding (A) cash dividends that do not exceed the per share amount of the immediately preceding regular cash dividend (as adjusted to reflect any of the events referred to in clauses (i) through (vi) of this sentence), and (B) cash dividends if the annualized per share amount thereof does not exceed 12.5% of the last sale price of Company Common Stock, as reported on the NYSE Consolidated Transactions Tape, on the trading day immediately preceding the date of declaration of such dividend (such adjustment being limited to the amount in excess of 12.5% of such Current Market Price); and (vi) payment in respect of a tender or exchange offer (other than an odd-lot offer) by the Company or any subsidiary of the Company for Company Common Stock in excess of 110% of the Current Market Price of Company Common Stock on the trading day next succeeding the last date tenders or exchanges may be made pursuant to such tender or exchange offer.

     If the distribution date for the Rights of the Company provided in the Rights Agreement, as presently constituted or under any similar plan (see "Description of the Company's Capital Stock--Stock Purchase Rights"), occurs prior to the date a Preferred Security is converted and holders of the Preferred Securities who convert such Preferred Securities after the distribution date are not entitled to receive the Rights that would otherwise be attached (but for the date of conversion) to the shares of Company Common Stock received upon such conversion, an adjustment of the conversion price shall be made under clause
(ii) of the preceding paragraph as if the Rights were being distributed to the common stockholders of the Company immediately prior to such conversion. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment shall be made to the conversion price, on an equitable basis, to take account of such event.

     The Company from time to time may reduce the conversion price of the Debentures (and thus the conversion price of the Preferred Securities) by any amount selected by the Company for any period of at least 30 days, in which case the Company shall give at least 15 days' notice of such reduction. The Company may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Board of Directors of the Company deems advisable to avoid or diminish any income tax to holders of Company Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "Certain Federal Income Tax Consequences--Adjustment of Conversion Price".

     There will be no adjustment of the conversion price in case of the issuance of any Company Common Stock (or securities convertible into or exchangeable for Company Common Stock), except as specifically described above. For example, no adjustment of the conversion price will be made upon the issuance of any shares of Company Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Company Common Stock under any such plan, or the issuance of any shares of Company Common Stock or options or rights to purchase such shares pursuant to any present or future employee benefit plan or program of the Company or pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security which does not constitute an issuance to all holders of Company Common Stock of rights or warrants entitling holders of such rights or warrants to subscribe for or purchase Company Common Stock at less than the Current Market Price. If any action would require adjustment of the conversion price pursuant to more than one of the anti-dilution provisions, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to holders of the Preferred Securities. No adjustment in the conversion price will be required unless such adjustment would require an increase or decrease of at least 1% of the conversion price, but any adjustment that would otherwise be required to be made shall be carried forward and taken into account in a subsequent adjustment.

     The term "Current Market Price" of Company Common Stock for any day means the last reported sale price, regular way, on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the NYSE Consolidated Transactions Tape, or, if Company Common Stock is not listed or admitted to trading on the NYSE on such day, on the principal national securities exchange on which Company Common Stock is listed or admitted to trading, if Company Common Stock is listed on a national securities exchange, or the Nasdaq National Market, or, if Company Common Stock is not quoted or admitted to trading on such quotation system, on the principal quotation system on which Company Common Stock may be listed or admitted to trading or quoted, or, if not listed or admitted to trading or quoted on any national securities exchange or quotation system, the average of the closing bid and asked prices of Company Common Stock in the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or, if not so available in such manner, as furnished by any NYSE member firm selected from time to time by the Board of Directors of the Company for that purpose or, if not so available in such manner, as otherwise determined in good faith by the Board of Directors of the Company.

     MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE COMPANY. In the event that the Company is party to any transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Company Common Stock), consolidation, sale of all or substantially all of the assets of the Company, recapitalization or reclassification of Company Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Company Common Stock) or any compulsory share exchange (each of the foregoing being referred to as a "Transaction"), in each case, as a result of which shares of Company Common Stock shall be converted into the right to receive, or shall be exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Stock Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each Preferred Security shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of shares of Company Common Stock into which a Preferred Security was convertible immediately prior to such Transaction, or (ii) in the case of a Transaction involving a Common Stock Fundamental Change, common stock, each Preferred Security shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Company Common Stock (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change). The holders of Preferred Securities will have no voting rights with respect to any Transaction.

     If any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Preferred Security shall be convertible solely into common stock of the kind received by holders of Company Common Stock as a result of such Common Stock Fundamental Change.

     The conversion price in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

          (i) in the case of a Non-Stock Fundamental Change (as defined below), the conversion price of the Preferred Securities will thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the result obtained by multiplying the greater of the Applicable Price (as defined below) or the then applicable Reference Market Price (as defined below) by a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the period commencing on the first date of original issuance of the Preferred Securities and through December 1, 1998, and the twelve-month periods commencing December 1, 1998, December 1, 1999 and December 1, 2000, the product of 105.250%, 104.725%, 104.200% and 103.675%, respectively, multiplied by $50) plus (y) any then-accrued and unpaid distributions on one Preferred Security; and

          (ii) in the case of a Common Stock Fundamental Change, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be the Purchaser Stock Price (as defined below) and the denominator will be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Company Common Stock is common stock of the successor, acquirer, or other third party (and cash, if any, is paid only with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all Company Common Stock will have been exchanged for, converted into, or acquired for common stock (and cash with respect to fractional interests) of the successor, acquirer, or other third party, the conversion price of the Preferred Securities in effect immediately prior to such Common Stock Fundamental Change will thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator will be one and the denominator will be the number of shares of common stock of the successor, acquirer, or other third party received by a holder of one share of Company Common Stock as a result of such Common Stock Fundamental Change.

     The foregoing conversion price adjustments are designed, in certain circumstances, to reduce the conversion price that would be applicable in "Fundamental Change" Transactions where all or substantially all the Company Common Stock is converted into securities, cash, or property and not more than 50% of the value received by the holders of Company Common Stock consists of stock listed or admitted for listing subject to notice of issuance on the NYSE or a national securities exchange or quoted on the Nasdaq National Market (a Non-Stock Fundamental Change, as defined below). Such reduction would result in an increase in the amount of the securities, cash, or property into which each Preferred Security is convertible over that which would have been obtained in the absence of such conversion price adjustments.

     In a Non-Stock Fundamental Change Transaction where the initial value received per share of Company Common Stock (measured as described in the definition of Applicable Price below) is lower than the then applicable conversion price of a Preferred Security but greater than or equal to the Reference Market Price (as defined below), the conversion price will be adjusted as described above with the effect that each Preferred Security will be convertible into securities, cash or property of the same type received by the holders of Company Common Stock in the Transaction but in an amount per Preferred Security that would at the time of the Transaction have had a value equal to the then applicable redemption price per Preferred Security set forth below under "--Optional Redemption".

     In a Non-Stock Fundamental Change Transaction where the initial value received per share of Company Common Stock (measured as described in the definition of Applicable Price) is lower than both the conversion price of a Preferred Security in effect prior to any adjustment described above and the Reference Market Price, the conversion price will be adjusted as described above but calculated as though such initial value had been the Reference Market Price.

     In a Fundamental Change Transaction where all or substantially all the Company Common Stock is converted into securities, cash, or property and more than 50% of the value received by the holders of Company Common Stock consists of listed or Nasdaq National Market traded common stock (a Common Stock Fundamental Change, as defined below), the foregoing adjustments are designed to provide in effect that (a) where Company Common Stock is converted partly into such common stock and partly into other securities, cash, or property, each Preferred Security will be convertible solely into a number of shares of such common stock determined so that the initial value of such shares (measured as described in the definition of "Purchaser Stock Price" below) equals the value of the shares of Company Common Stock into which such Preferred Security was convertible immediately before the Transaction (measured as aforesaid) and (b) where Company Common Stock is converted solely into such common stock, each Preferred Security will be convertible into the same number of shares of such common stock receivable by a holder of the number of shares of Company Common Stock into which such Preferred Security was convertible immediately before such Transaction.

     The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of the Company Common Stock receive only cash, the amount of cash received by the holder of one share of Company Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices (as defined below) for the Company Common Stock during the ten trading days prior to the record date for the determination of the holders of Company Common Stock entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change or, if there is no such record date, the date upon which the holders of the Company Common Stock shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date"), in each case as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses (i) through
(vi) of the first paragraph under "--Conversion Price Adjustments--General".

     The term "Closing Price" means on any day the reported last sale price on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices in each case on the NYSE Consolidated Transactions Tape or, if the stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which such stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any NYSE member firm, selected by the Debenture Trustee for that purpose.

     The term "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Company Common Stock consists of common stock that for each of the ten consecutive trading days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either
(i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Preferred Securities continue to exist as outstanding Preferred Securities or (ii) not later than the occurrence of such Fundamental Change, the outstanding Preferred Securities are converted into or exchanged for shares of convertible preferred stock of an entity succeeding to the business of the Company or a subsidiary thereof, which convertible preferred stock has powers, preferences, and relative, participating, optional, or other rights, and qualifications, limitations, and restrictions, substantially similar to those of the Preferred Securities.

     The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all of the Company Common Stock shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Company Common Stock shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Company Common Stock received in such Transaction or event as a result of which more than 50% of the Company Common Stock shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property. The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

     The term "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive trading days prior to and including the Entitlement Date, as adjusted in good faith by the Company to appropriately reflect any of the events referred to in clauses
(i) through (vi) of the first paragraph under "--Conversion Price Adjustments-General".

     The term "Reference Market Price" shall initially mean $27.25 (which is an amount equal to 66 2/3% of the reported last sales price for Company Common Stock on the NYSE Consolidated Transactions Tape on December 8, 1997) and in the event of any adjustment of the conversion price other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of the Preferred Securities.

SPECIAL EVENT EXCHANGE OR REDEMPTION

     At any time following the occurrence and the continuation of a Tax Event (as defined below) or an Investment Company Event (as defined below), the Property Trustee shall direct the Conversion Agent to exchange all outstanding Preferred Securities for Debentures, provided that, in the case of a Tax Event that shall occur and be continuing, the Company shall have the right to (a) direct that less than all, or none, of the Preferred Securities be so exchanged if and for so long as the Company shall have elected to pay any Additional Sums (as defined below) such that the net amounts received by the holders of Preferred Securities not so exchanged in respect of Distributions and other distributions are not reduced as a result of such Tax Event, and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities in the manner set forth below.

     If a Tax Event shall occur or be continuing, the Company shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Debentures at the principal amount thereof plus accrued and unpaid interest, in whole or in part, for cash upon the later of (i) 90 days following the occurrence of such Tax Event or (ii) December 1, 2001. Promptly following such redemption, Preferred Securities and Common Securities with an aggregate liquidation preference equal to the aggregate principal amount of the Debentures so redeemed will be redeemed by the Issuer at the liquidation preference thereof plus accrued and unpaid Distributions thereon to the redemption date on a pro rata basis. The Common Securities will be redeemed on a pro rata basis with the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to the Redemption Price.

     A "Special Event" means a Tax Event or an Investment Company Event. A "Tax Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Trust Agreement and does not pertain to the use of the proceeds of the issuance of the Debentures, there is more than an insubstantial risk in each case after the date hereof that (i) the Issuer is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income received or accrued on the Debentures; (ii) interest payable by the Company on such Debentures is not, or within 90 days of the date thereof will not be, deductible by the Company, in whole or in part, for United States Federal income tax purposes; or (iii) the Issuer is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges. "Investment Company Event" means the receipt by the Property Trustee, on behalf of the Issuer, of an opinion of counsel, rendered by a law firm having a national tax and securities practice (which opinion shall not have been rescinded by such law firm), to the effect that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Issuer is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), which Change in 1940 Act Law becomes effective on or after the date of original issuance of the Preferred Securities.

     Legislation has been introduced in the United States Congress in the past that would, if enacted, deny an interest deduction to issuers of instruments such as the Debentures. No such legislation has been enacted. There can be no assurance, however, that similar legislation will not ultimately be enacted into law, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures and constitute a Tax Event, which would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures or redeem, in whole or in part, the Preferred Securities and corresponding Debentures.

     Recently, the Internal Revenue Service asserted that the interest payable on a security issued in circumstances with certain similarities to the issuance of the Debentures was not deductible for United States federal income tax purposes. The taxpayer in that case has filed a petition in the United States Tax Court challenging the position of the Internal Revenue Service on this matter. If this matter is in fact litigated and the Tax Court sustains the position of the Internal Revenue Service on this matter, such judicial decision could form the basis of a Tax Event which would permit the Issuer to exchange the Preferred Securities, in whole or in part, for the Debentures or redeem, in whole or in part, the Preferred Securities and corresponding Debentures.

     "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer has become subject as a result of a Tax Event that has occurred and is continuing.

     Holders of Preferred Securities, by purchasing such Preferred Securities, will be deemed to have agreed to be bound by these exchange provisions in regard to the exchange of such Preferred Securities for Debentures on the terms described above.

DISTRIBUTION OF DEBENTURES

     At any time, the Company has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in dissolution of the Issuer. Under current United States Federal income tax law and interpretations and assuming, as expected, the Issuer is treated as a grantor trust, a distribution of the Debentures should not be a taxable event to the Issuer and holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Special Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain Federal Income Tax Consequences--Redemption of Preferred Securities for Debentures or Cash upon Dissolution of the Issuer".

     After the liquidation date fixed for any distribution of Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) DTC (as defined below) or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by DTC or its nominee will be deemed to represent the Debentures having a principal amount equal to the liquidation amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Property Trustee for transfer or reissuance.

OPTIONAL REDEMPTION

     Except as provided under "--Mandatory Redemption" below, the Preferred Securities may not be redeemed by the Issuer prior to December 1, 2001.

     On and after such date, upon any redemption by the Company of Debentures, the Preferred Securities are subject to redemption, in whole or in part, at the following percentages of the liquidation preference thereof plus accrued and unpaid Distributions, if any, to the date fixed for redemption if redeemed during the twelve-month period commencing December 1 in each of the following years indicated:

                                   REDEMPTION
              YEAR                   PRICE
              ----                 ----------
2001.............................   103.150%
2002.............................   102.625%
2003.............................   102.100%
2004.............................   101.575%

                                   REDEMPTION
              YEAR                   PRICE
              ----                 ----------
2005.............................   101.050%
2006.............................   100.525%
2007 and thereafter..............   100.000%

     The aggregate liquidation preference of the Preferred Securities and Common Securities so redeemed will equal the aggregate principal amount of Debentures redeemed by the Company. The Issuer may not redeem the Preferred Securities in part unless all accrued and unpaid Distributions have been paid in full on all outstanding Preferred Securities. If fewer than all the outstanding Preferred Securities are to be redeemed, the Preferred Securities to be so redeemed will be selected as described under "--Certain Book-Entry Procedures for Global Certificates".

     In the event the Company redeems the Debentures in certain circumstances upon the occurrence and continuation of a Tax Event as described under "--Special Event Exchange or Redemption", the appropriate amount of the Preferred Securities will be redeemed at 100% of the liquidation preference thereof together with accrued and unpaid Distributions to the redemption date.

MANDATORY REDEMPTION

     Upon repayment at maturity or as a result of the acceleration of the Debentures upon the occurrence of a Debenture Event of Default described under "Description of the Debentures--Debenture Events of Default", the Debentures shall be subject to mandatory redemption, in whole but not in part, by the Company, and the proceeds from such repayment will be applied to redeem Preferred Securities and Common Securities having an aggregate liquidation preference equal to the aggregate principal amount of Debentures so repaid or redeemed at a redemption price equal to the respective liquidation preference of the Preferred Securities and Common Securities or, in the case of a redemption of the Debentures, at the redemption price paid with respect to the Debentures, as described below, together with accrued and unpaid distributions on the Preferred Securities and Common Securities to the date of redemption. Upon acceleration of the Debentures, the Preferred Securities will be redeemed only when repayment of the Debentures has actually been received by the Issuer. In addition, as described above under "--Special Event Exchange or Redemption", upon the occurrence of a Special Event, Preferred Securities shall be exchanged for Debentures unless, in the case of a Tax Event that has occurred and is continuing, the Company shall have elected to (a) pay any Additional Sums such that the net amounts of Distributions received by the holders of any Preferred Securities not so exchanged are not reduced as a result of such Tax Event and shall not have revoked any such election or failed to make such payments or (b) redeem the Preferred Securities as further set forth in "--Special Event Exchange or Redemption".

REDEMPTION PROCEDURES

     Preferred Securities redeemed on the date fixed for redemption shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the Debentures. Redemptions of the Preferred Securities shall be made and the redemption price shall be payable on the redemption date only to the extent that the Issuer has funds on hand available for the payment of such redemption price. See also "--Subordination of Common Securities".

     Notice of any redemption (optional or mandatory) of Preferred Securities (which notice will be irrevocable) will be given by the Property Trustee to each record holder of Preferred Securities that are being redeemed not fewer than 30 nor more than 60 days prior to the redemption date. If the Property Trustee gives a notice of redemption in respect of the Preferred Securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC or the Conversion Agent, as the case may be, funds sufficient to pay the applicable redemption price and will give DTC or the Conversion Agent, as the case may be, irrevocable instructions and authority to pay the redemption price to the holders of such Preferred Securities. See "--Certain Book-Entry Procedures for Global Certificates". If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the Paying Agent funds sufficient to pay the applicable redemption price and will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities as of the relevant record dates for the related distribution dates. Subject to the preceding sentence, if notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except (i) the right of the holders of such Preferred Securities to receive the redemption price, but without interest on such redemption price, and (ii) the right to convert such Preferred Securities into Company Common Stock in the manner described herein through the close of business on the Redemption Date, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the redemption price on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the redemption price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Company pursuant to the Guarantee as described under "Description of the Guarantee", Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the redemption date originally established by the Issuer to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law (including, without limitation, United States Federal securities law), the Company or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the Preferred Securities and any distribution or exchange of Debentures to holders of Preferred Securities shall be made to the applicable record holders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be the fifteenth day (whether or not a Business Day) prior to the redemption date or liquidation date, as applicable.

     If less than all of the Preferred Securities and Common Securities issued by the Issuer are to be redeemed on a redemption date, then the aggregate liquidation preference of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata among the Preferred Securities and the Common Securities. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the redemption date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by lot or by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $50 or an integral multiple of $50 in excess thereof) of the liquidation preference of the Preferred Securities. The Property Trustee shall promptly notify the Conversion Agent in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the liquidation preference thereof to be redeemed; it being understood that, in the case of Preferred Securities held by DTC (or any successor) or its nominee, the distribution of the proceeds of such redemption will be made in accordance with the procedures of DTC or its nominee. For all purposes of the Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation preference of Preferred Securities which has been or is to be redeemed.

     Notice of any redemption of Debentures will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.

SUBORDINATION OF COMMON SECURITIES

     Payment of Distributions on, and the redemption price of, the Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the liquidation preference of such Preferred Securities and Common Securities; provided, however, that if on any distribution date or redemption date a Declaration Event of Default shall have occurred and be continuing, no payment of any Distribution on, or redemption price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or redemption price of, the Preferred Securities then due and payable.

     In the case of any Declaration Event of Default, the Company as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Declaration Event of Default until all such Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Preferred Securities and not on behalf of the

Company as holder of the Common Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     In the event of any voluntary or involuntary dissolution of the Issuer (each, a "Liquidation"), the holders of the Preferred Securities at that time will be entitled to receive out of the assets of the Issuer, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation preference of $50 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Debentures in an aggregate principal amount equal to the aggregate stated liquidation preference of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, the Preferred Securities, have been distributed on a pro rata basis to the holders of Preferred Securities in exchange for such Preferred Securities. See "--Distribution of Debentures".

     If such Liquidation Distribution can be paid only in part because the Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Issuer on the Preferred Securities shall be paid on a pro rata basis. The holder of the Common Securities will be entitled to receive Liquidation Distributions upon any such liquidation pro rata with the holders of the Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

     Pursuant to the Trust Agreement, the Issuer shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Company; (ii) the distribution of Debentures to the holders of the Preferred Securities and Common Securities, if the Company, as Depositor, has given written direction to the Property Trustee to dissolve the Issuer (which direction is optional and wholly within the discretion of the Company, as Depositor); (iii) the redemption, conversion, or exchange of all of the Preferred Securities and Common Securities; (iv) the entry by a court of competent jurisdiction of an order for the dissolution of the Issuer; and (v) the occurrence of a Special Event, except in the case of a Tax Event that has occurred and is continuing following which the Company has elected to pay any Additional Sums such that the net amount received by holders of Preferred Securities in respect of Distributions is not reduced as a result of such Tax Event and the Company has not revoked any such election or failed to make such payment.

DECLARATION EVENTS OF DEFAULT; NOTICE

     An event of default under the Indenture (a "Debenture Event of Default") constitutes an event of default under the Trust Agreement with respect to the Preferred Securities and the Common Securities (a "Declaration Event of Default"), whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     Within ten days after the occurrence of any Declaration Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Declaration Event of Default to the holders of the Preferred Securities, the Administrative Trustees and the Company, as Depositor, unless such Declaration Event of Default shall have been cured or waived. The Company, as Depositor, and the Administrative Trustees, on behalf of the Issuer, are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

     If a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities upon dissolution of the Issuer as described above.

See "--Liquidation Distribution upon Dissolution". The existence of a Declaration Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default has occurred and is continuing, then the holders of Preferred Securities will rely on the enforcement by the Property Trustee of its rights as a holder of the Debentures against the Company. In addition, the holders of a majority in aggregate liquidation preference of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of the Debentures. If the Property Trustee fails to enforce its rights as the holder of the Debentures after a request therefor by a holder of Preferred Securities, such holder may, to the fullest extent permitted by law, proceed to enforce such rights directly against the Company. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a Direct Action against the Company for enforcement of payment to such holder of the principal of or interest on the Debentures having a principal amount equal to the aggregate liquidation preference of the Preferred Securities of such holder on or after the respective due date specified in the Debentures. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the Trust Agreement to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly against the Company any other remedy available to the Property Trustee unless the Property Trustee first fails to do so.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

     Any entity into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any entity succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Trust Agreement, provided such corporation shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATION OR REPLACEMENTS OF THE ISSUER

     The Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person (as defined below), except as described below or as described in "--Liquidation Distribution upon Dissolution". The Issuer may, at the request of the Company, with the consent of the Administrative Trustees and without the consent of the Property Trustee, the Delaware Trustee or the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State; provided that (i) such successor entity either (a) expressly assumes all of the obligations of the Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) the Company expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Debentures,
(iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any,
(iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose substantially identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Company has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity) and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act, and (viii) the Company or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Issuer shall not, except with the consent of holders of 100% in aggregate liquidation preference of the Preferred Securities, consolidate, amalgamate, merge with or into, be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

     Except as provided below and under "Description of the Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities have no voting rights.

     The Trust Agreement may be amended from time to time by the Company and the Issuer Trustees, without the consent of the holders of the Preferred Securities
(i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust Agreement that shall not be inconsistent with the other provisions of the Trust Agreement, (ii) to modify, eliminate or add to any provision of the Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States Federal income tax purposes as a grantor trust at all times that any Preferred Securities and Common Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act or be classified as other than a grantor trust for United States Federal income tax purposes or (iii) to qualify or maintain the qualification of the Trust Agreement under the Trust Indenture Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities or Common Securities, and any such amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Preferred Securities and Common Securities. The Trust Agreement may be amended by the Issuer Trustees and the Company with (i) the consent of holders representing not less than a majority (based upon liquidation preference) of the outstanding Preferred Securities and Common Securities, acting as a single class, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States Federal income tax purposes or the Issuer's exemption from the status of an "investment company" under the Investment Company Act; provided further that (a) without the consent of each holder of Preferred Securities and Common Securities, the

Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Preferred Securities and Common Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Preferred Securities and Common Securities as of a specified date or (ii) restrict the right of a holder of Preferred Securities and Common Securities to institute suit for the enforcement of any such payment on or after such date.

     If any proposed amendment of the Trust Agreement provides for, or the Issuer Trustees otherwise propose to effect, the dissolution of the Issuer, other than pursuant to the terms of the Trust Agreement, then the holders of the then outstanding Preferred Securities, as a class, will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the holders of the majority in aggregate liquidation preference of the Preferred Securities.

     During the period commencing on the date of occurrence of a Declaration Event of Default and ending upon the cure of such Declaration Event of Default, and in other limited circumstances, the holders of a majority in aggregate liquidation preference of Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under the Trust Agreement, including the right to direct the Property Trustee to exercise the remedies available to it as the holder of the Debentures. So long as any Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default that is waivable under Section 5.13 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable, or (iv) consent to any amendment, modification or termination of the Indenture or the Debentures where such consent shall be required, without in each case obtaining the prior approval of the holders of a majority in aggregate liquidation preference of all outstanding Preferred Securities (except in the case of clause
(iv), which consent, in the event that no Declaration Event of Default shall occur and be continuing, shall be of the holders of Preferred Securities and Common Securities voting together as a single class); provided, however, that where a consent under the Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of record of the Preferred Securities of any notice of default with respect to the Debentures.

     A waiver of a Debenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of the Preferred Securities and the Common Securities or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

     No vote or consent of the holders of Preferred Securities is required for the Issuer to redeem and cancel the Preferred Securities in accordance with the Trust Agreement.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by the Company, the Issuer Trustees or any affiliate of any Issuer Trustee shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below. See "--Certain Book-Entry Procedures for Global Certificates".

     Holders of the Preferred Securities have no rights to appoint or remove the Issuer Trustees, who may be appointed, removed or replaced solely by the Company, as the direct or indirect holder of all the Common Securities.

PAYMENT AND PAYING AGENCY

     Payments in respect of the Preferred Securities shall be made to The Depository Trust Company ("DTC"), which shall credit the relevant accounts at DTC on the applicable distribution dates or, if the Preferred Securities are not held by DTC, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Company. The Paying Agent is permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Company. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Company) to act as Paying Agent.

CERTAIN BOOK-ENTRY PROCEDURES FOR GLOBAL CERTIFICATES

     The description of book-entry procedures in this Prospectus includes summaries of certain rules and operating procedures of DTC that affect transfers of interests in the global certificate or certificates issued in connection with sales of Preferred Securities made pursuant to this Prospectus. The Preferred Securities were issued as fully registered securities registered in the name of Cede & Co. (as nominee for DTC). Fully registered global Preferred Securities certificates (the "Global Certificates") were issued, representing such Preferred Securities and were deposited with DTC. The Global Certificates comprise the certificates representing Preferred Securities initially sold to QIBs in reliance on Rule 144A under the Securities Act ("Restricted Global Certificates") and the Preferred Securities initially sold in offshore transactions in reliance on Regulation S (the "Regulation S Global Certificates"). One or more unrestricted Global Certificates will be issued, representing, in the aggregate, Preferred Securities sold pursuant to this Prospectus, and will be deposited with DTC.

     The descriptions of the operations and procedures of DTC, Euroclear and CEDEL that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Issuer and the Company take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Issuer and the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised the Issuer and the Company that its current practice is to credit, on its internal system, the respective liquidation preference or number of securities of the individual beneficial interests represented by the Restricted Global Certificates and the Regulation S Global Certificates to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Certificates will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

     As long as DTC, or its nominee, is the registered holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the Preferred Securities represented by such Global Certificate for all purposes under the Trust Agreement and the Preferred Securities.

     Except in the limited circumstances described below under "--Exchanges of Book-Entry Certificates for Certificated Preferred Securities", owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Preferred Securities in definitive form and will not be considered the owners or holders of the Global Certificate (or any Preferred Securities represented thereby) under the Trust Agreement or the Preferred Securities.

     Investors may hold their interests in the Restricted Global Certificate directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. Investors may hold their interests in the Regulation S Global Certificate through CEDEL or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. After the expiration of the Restricted Period (but not earlier), investors may also hold their interests in the Regulation S Global Certificate through organizations other than CEDEL and Euroclear that are participants in the DTC system. CEDEL and Euroclear hold interests in the Regulation S Global Certificate on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositories. The depositories, in turn, hold such interests in the Regulation S Global Certificate in customers' securities accounts in the depositories' names on the books of DTC. All interests in a Global Certificate, including those held through Euroclear or CEDEL, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear and CEDEL are subject to the procedures and requirements of such system. Beneficial interests in the Restricted Global Certificate may be exchanged for beneficial interests in the Regulation S Global Certificate and vice versa only in connection with a transfer of such interest and subject to compliance with certain certification requirements. "Restricted Period" means, with respect to the Preferred Securities, the one-year period, and with respect to the Debentures, the Company Common Stock issuable on conversion thereof or of the Preferred Securities, and the Guarantee, the 40-day period, in each case following the later of the commencement of the Original Offering and the last original issue date of the Preferred Securities (including any Preferred Securities issued to cover over-allotments).

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Certificate to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Certificate to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of Distributions on Global Certificates will be made to DTC or its nominee as the registered owner thereof. Neither the Issuer, the Company, the Property Trustee nor any of their respective agents has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Issuer and the Company expect that DTC or its nominee, upon receipt of any payment of Distributions in respect of a Global Certificate representing any Preferred Securities held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the liquidation preference or number of securities represented by such Global Certificate for such Preferred Securities as shown on the records of DTC or its nominee. The Issuer and the Company also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name". Such payments will be the responsibility of such participants.

     Except for trades involving only Euroclear and CEDEL participants, interests in the Global Certificates will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer and exchange restrictions applicable to the Preferred Securities described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparts in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Certificate in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

     Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Certificate from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Certificate by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account of the business day for Euroclear or CEDEL following the DTC settlement date.

     DTC has advised the Issuer and the Company that it will take any action permitted to be taken by a holder of certificates for Preferred Securities (including the presentation of Preferred Securities for exchange as described below and the conversion of Preferred Securities) only at the direction of one or more participants to whose account with DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation preference of the Preferred Securities as to which such participant or participants has or have given such direction. However, if there is a Declaration Event of Default, DTC reserves the right to exchange the Global Certificates for legended Preferred Securities in certificated form, and to distribute such Preferred Securities to its participants.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Certificates among participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Issuer, the Company, the Initial Purchasers, the Property Trustee nor any of their respective agents has any responsibility for the performance by DTC, Euroclear and CEDEL, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Certificates.

     Redemption notices shall be sent to Cede & Co. as the registered holder of the Preferred Securities. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited to the holders of record of the Preferred Securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the Property Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts such Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Conveyance of notices and other communications by DTC to participants, by participants to indirect participants, and by participants and indirect participants to beneficial owners of the Preferred Securities and the voting rights of participants, indirect participants and beneficial owners of Preferred Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving reasonable notice to the Property Trustee and the Company. In the event that a successor securities depositary is not obtained, definitive Preferred Securities certificates representing such Preferred Securities are required to be printed and delivered. The Company, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for the Preferred Securities will be printed and delivered.

  EXCHANGES OF BOOK-ENTRY CERTIFICATES FOR CERTIFICATED PREFERRED SECURITIES

     A beneficial interest in a Global Certificate may not be exchanged for certificated Preferred Securities unless (i) DTC (x) notifies the Issuer and the Company that it is unwilling or unable to continue as depositary for the Global Certificate or (y) has ceased to be a clearing agency registered under the Exchange Act and in either case the Issuer and the Company thereupon fails to appoint a successor depositary, (ii) the Issuer and the Company, at their option, notify the Property Trustee in writing that they elect to cause the issuance of the Preferred Securities in certificated form or (iii) there shall have occurred and be continuing a Declaration Event of Default or any event which after notice or lapse of time or both would be a Declaration Event of Default. In all cases, certificated Preferred Securities delivered in exchange for any Global Certificate or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures). Any exchange of a beneficial interest in the Regulation S Global Certificate for a beneficial interest in the Restricted Global Certificate or vice versa will be effected in DTC by means of an instruction originated by the Property Trustee through the DTC Deposit/Withdraw at Custodian ("DWAC") system. Any certificated Preferred Securities issued in exchange for an interest in a Global Certificate will bear any legend restricting transfers that is borne by such Global Certificate. Any such exchange will be effected through the DWAC system and an appropriate adjustment will be made in the records of the security registrar to reflect a decrease in the liquidation preference or number of securities of the relevant Global Certificate.

  TRANSFER AGENT, REGISTRAR AND PAYING, CONVERSION AND EXCHANGE AGENT

     The Property Trustee acts as transfer agent, registrar and paying, conversion and exchange agent for the Preferred Securities.

     Registration of transfers or exchanges of Preferred Securities will be effected without charge by or on behalf of the Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer will not be required to register or cause to be registered the transfer of the Preferred Securities after such Preferred Securities have been called for redemption.

  INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The Company and certain of its subsidiaries maintain deposit accounts and conduct other banking and corporate securities transactions and relationships with the Property Trustee in the ordinary course of their businesses. The Property Trustee, other than during the occurrence and continuance of a Declaration Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Declaration Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Declaration Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under the Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Preferred Securities and the Common Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

  MISCELLANEOUS

     The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuer in such a way that the Issuer will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States Federal income tax purposes and so that the Debentures will be treated as indebtedness of the Company for United States Federal income tax purposes. In this connection, the Company and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Issuer or the Trust Agreement, that the Company and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

     Holders of the Preferred Securities have no preemptive or similar rights.

     The Issuer may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

     The Trust Agreement and the Preferred Securities are governed by, and construed in accordance with, the laws of the State of Delaware.

REGISTRATION RIGHTS

     In connection with the Original Offering, the Company and the Issuer entered into a registration rights agreement with the Initial Purchasers, dated December 12, 1997 (the "Registration Rights Agreement") pursuant to which the Issuer and the Company agreed, at the expense of the Company, for the benefit of the holders of the Preferred Securities, the Debentures issuable in respect of the Preferred Securities, the Company Common Stock issuable upon conversion of the Preferred Securities and the Debentures, and the Guarantee (together, the "Registrable Securities") to file with the Commission on or prior to the date 90 days after the Original Offering Date a shelf registration statement (the "Shelf Registration Statement") on such form as the Company deems appropriate covering resales by holders of the Registrable Securities. The Company has agreed to use its best efforts (i) to cause the Shelf Registration Statement to be declared effective as promptly as practicable and in no event later than 180 days after the Original Offering Date and (ii) to keep effective the Shelf Registration Statement until two years after the latest date of original issuance of Preferred Securities (or such earlier date as the holders (other than "affiliates" of the Company) of Registrable Securities are able to sell all Registrable Securities immediately without restriction, whether pursuant to Rule 144(k) under the Securities Act or any successor rule thereto or otherwise) (such period, the "Effectiveness Period"). The Issuer and the Company are permitted to suspend the use of the prospectus (which is a part of the Shelf Registration Statement) in connection with sales of Registrable Securities by holders during certain periods of time under certain circumstances relating to pending corporate developments relating to the Company and public filings with the Commission and similar events. A holder who wishes to sell Registrable Securities pursuant to the Shelf Registration Statement is required to provide certain advance notification of such proposed sales to the Company, and generally is required to be named as a selling holder in the related prospectus, deliver a prospectus to purchasers and be bound by those provisions of the Registration Rights Agreement that are applicable to such holder (including indemnification provisions). Pursuant to the Registration Rights Agreement, the Issuer and the Company agreed to provide to each registered holder copies of such prospectus, notify each registered holder when the Shelf Registration Statement has become effective, and take certain other actions as are required to permit unrestricted sales of the Registrable Securities.

     In the Registration Rights Agreement, the Issuer and the Company agreed to indemnify the holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act, subject to certain customary limitations, and each holder of Registrable Securities included in the Shelf Registration Statement will be obligated to indemnify the Issuer, its directors, trustees, agents and officers who sign any Shelf Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any liability with respect to information furnished by such holder in writing to the Issuer or the Company (including the information in a Selling Security Holder's Questionnaire) expressly for use in the Shelf Registration Statement.

     If (i) on or prior to the date 90 days after the Original Offering Date a Shelf Registration Statement has not been filed with the Commission or (ii) on or prior to the date 180 days after the Original Offering Date such Shelf Registration Statement has not been declared effective (each such event, a "Registration Default"), additional interest ("Liquidated Damages") will accrue on the Debentures, and, accordingly, additional distributions will accrue on the Preferred Securities, from and including the day following such Registration Default until such date as the Shelf Registration Statement is filed or declared effective, as the case may be. Liquidated Damages will be paid quarterly in arrears (subject to the Company's right to defer the payment of Liquidated Damages during any Extension Period), with the first quarterly payment due on the first interest or distribution payment date, as applicable, following the date on which such Liquidated Damages begin to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount or liquidation preference, as applicable, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) thereof from and after the 91st day following such Registration Default. In the event that the Shelf Registration Statement ceases to be effective during the Effectiveness Period for more than 90 days, whether or not consecutive, during any 12-month period, then the interest rate borne by the Debentures and the distribution rate borne by the Preferred Securities will each increase by an additional one-half of one percent (0.50%) per annum from the 91st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the earlier to occur of the Shelf Registration Statement again becoming effective and the end of the Effectiveness Period.

     This summary of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of the form of which is incorporated by reference herein as an exhibit to the Registration Statement.

     This Prospectus is part of the Shelf Registration Statement, which was initially filed by the Company and the Issuer on March 3, 1998, and was declared effective at the date set forth on the cover page of this Prospectus, in accordance with the Registration Rights Agreement.

                          DESCRIPTION OF THE GUARANTEE

     The Guarantee was executed and delivered by the Company concurrently with the issuance by the Issuer of the Preferred Securities for the benefit of the holders from time to time of such Preferred Securities. The Chase Manhattan Bank is the Guarantee Trustee under the Guarantee. This summary of certain provisions of the Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee (a copy of which is available at the corporate trust offices of the Guarantee Trustee in New York, New York). The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Preferred Securities.

GENERAL

     Pursuant to and to the extent set forth in the Guarantee, the Company irrevocably agreed to pay in full on a subordinated basis, the Guarantee Payments (as defined below) to the holders of the Preferred Securities, as and when due, regardless of any defense, right of set off or counterclaim that the Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Issuer (the "Guarantee Payments"), are subject to the
Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption to the extent that the Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution of the Issuer (unless the Debentures are distributed to holders of the Preferred Securities), the lesser of (a) the Liquidation Distribution, to the extent that the Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Issuer remaining available for distribution to holders of Preferred Securities. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the Preferred Securities or by causing the Issuer to pay such amounts to such holders.

     The Guarantee is an irrevocable guarantee on a subordinated basis of the Issuer's obligations under the Preferred Securities, but it applies only to the extent that the Issuer has funds sufficient to make such payments, and is not a guarantee of collection. If the Company does not make interest payments on the Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor.

     The Company has, through the Guarantee, the Trust Agreement, the Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Debentures and the Guarantee".

     The Company has also agreed separately to irrevocably and unconditionally guarantee the obligations of the Issuer with respect to the Common Securities to the same extent as the

Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

STATUS OF THE GUARANTEE

     The Guarantee constitutes an unsecured obligation of the Company and ranks subordinate and junior in right of payment to all other liabilities of the Company and ranks pari passu with the most senior preferred stock, if any, now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company.

     The Guarantee constitutes a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee is held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution of the Debentures to the holders of the Preferred Securities. The Guarantee does not place a limitation on the amount of additional indebtedness that may be incurred by the Company or any of its subsidiaries.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority in aggregate liquidation preference of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities-Voting Rights; Amendment of the Trust Agreement". All guarantees and agreements contained in the Guarantee bind the successors, assigns, receivers, trustees and representatives of the Company and inure to the benefit of the holders of the Preferred Securities then outstanding.

CERTAIN COVENANTS OF THE COMPANY

     The Company covenanted in the Guarantee that if and so long as (i) the Issuer is the holder of all the Debentures, (ii) a Tax Event in respect of the Issuer has occurred and is continuing and (iii) the Company has elected, and has not revoked such election, to pay Additional Sums in respect of the Preferred Securities and Common Securities, the Company will pay to the Issuer such Additional Sums. The Company also covenanted that it will not, and it will not cause any of its subsidiaries to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made,
(b) redemptions or purchases of any Rights pursuant to the Company's Rights Agreement, or any successor to such Rights Agreement and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Company Common Stock related to the issuance of Company Common Stock under any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged) if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute a Debenture Event of Default and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) the Company shall be in default with respect to its payment of any obligations under the Guarantee or (iii) the Company shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Debentures and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. The Company also covenanted (i) for so long as Preferred Securities are outstanding, not to convert Debentures except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities, (ii) to maintain directly or indirectly 100% ownership of the Common Securities, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (iii) not to voluntarily dissolve the Issuer, except (a) in connection with a distribution of the Debentures to the holders of the Preferred Securities in dissolution of the Issuer or (b) in connection with certain mergers, consolidations or amalgamations permitted by the Trust Agreement, (iv) to maintain the reservation for issuance of the number of shares of Company Common Stock that would be required from time to time upon the conversion of all the Debentures then outstanding, (v) to use its reasonable efforts, consistent with the terms and provisions of the Trust Agreement, to cause the Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States Federal income tax purposes and (vi) to deliver shares of Company Common Stock upon an election by the holders of the Preferred Securities to convert such Preferred Securities into Company Common Stock.

     As part of the Guarantee, the Company agreed that it will honor all obligations described therein relating to the conversion or exchange of the Preferred Securities into or for Company Common Stock or Debentures.

EVENTS OF DEFAULT

     An event of default under the Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate liquidation preference of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee.

     If the Guarantee Trustee fails to enforce the Guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. In addition, any record holder of Preferred Securities shall have the right, which is absolute and unconditional, to proceed directly against the Company to obtain Guarantee Payments, without first waiting to determine if the Guarantee Trustee has enforced the Guarantee or instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity. The Company has waived any right or remedy to require that any action be brought just against the Issuer, or any other person or entity, before proceeding directly against the Company.

     The Company, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The Guarantee Trustee, other than during the occurrence and continuance of a default by the Company in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The Guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the Preferred Securities, upon full payment of the amounts payable upon dissolution of the Issuer, upon the distribution, if any, of Company Common Stock to the holders of Preferred Securities in respect of the conversion of all such holders' Preferred Securities into Company Common Stock or upon distribution of Debentures to the holders of the Preferred Securities in exchange for all of the Preferred Securities. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

GOVERNING LAW

     The Guarantee is governed by and construed in accordance with the laws of the State of New York.

                         DESCRIPTION OF THE DEBENTURES

     Set forth below is a description of the specific terms of the Debentures in which the Issuer invested the proceeds from the issuance and sale of the Trust Securities. The Debentures were issued under a Junior Convertible Subordinated Indenture (the "Indenture") between the Company and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), copies of which are available for inspection at the corporate trust office of the Debenture Trustee in New York, New York. This summary of certain terms and provisions of the Debentures and the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein by reference.

GENERAL

     The Debentures are unsecured and rank junior and subordinate in right of payment to all Senior Debt of the Company. The Debentures are limited in aggregate principal amount to $515,465,000, such amount being the sum of the aggregate stated liquidation preference of the Preferred Securities and capital contributed by the Company in exchange for the Common Securities. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Company, whether under the Indenture or any existing or other indenture that the Company may enter into in the future or otherwise. See "--Subordination".

     Concurrently with the issuance of the Preferred Securities, the Issuer invested the proceeds thereof and the consideration paid by the Company for the Common Securities in the Debentures. The Debentures are in the principal amount equal to the aggregate stated liquidation preference of the Preferred Securities plus the Company's concurrent investment in the Common Securities.

     The Debentures are not subject to any sinking fund provision. The entire principal amount of the Debentures will mature, and become due and payable, together with any accrued and unpaid interest thereon, on December 1, 2027.

INTEREST

     The Debentures bear interest at the annual rate of 5 1/4% per annum, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 1998 (each, an "Interest Payment Date"), to the person in whose name each Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date, subject to certain exceptions. It is anticipated that, until the dissolution, if any, of the Issuer, each Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Preferred Securities and the Common Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the stated rate per annum, compounded quarterly. The term "interest" as used herein shall include quarterly interest payments, interest on quarterly interest payments not paid on the applicable Interest Payment Date and Additional Sums, as applicable.

GLOBAL SECURITIES

     If distributed to holders of the Preferred Securities in connection with the involuntary or voluntary dissolution of the Issuer, including a dissolution following the occurrence of a Special Event, the Debentures will be issued in the same form as the Preferred Securities which such Debentures replace. Any Global Certificate will be replaced by one or more global certificates (each a "Global Security") registered in the name of the depository or its nominee. Except under the limited circumstances described below, the Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Debentures in definitive form. The Global Securities described above may not be transferred except by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or to a successor depository or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Debentures in definitive form and will not be considered the holders thereof for any purpose under the Indenture, and no Global Security representing Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the depository or its nominee or to a successor depository or its nominee. Accordingly, each beneficial owner of Preferred Securities must rely on the procedures of DTC or if such person is not a participant, on the procedures of the participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

     If Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Issuer and a Global Security is issued, DTC will act as securities depository for the Debentures represented by such Global Security. For a description of DTC and the specific terms of the depository arrangements, see "Description of the Preferred Securities -- Certain Book-Entry Procedures for Global Certificates". As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by DTC. The Company may appoint a successor to DTC or any successor depository in the event DTC or such depository is unable or unwilling to continue as a depository for the Global Securities.

     None of the Company, the Initial Purchasers, the Debenture Trustee, any Paying Agent or the securities registrar has any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security representing such Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     A Global Security shall be exchangeable for Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Company that it is unwilling or unable to continue as a depositary for such Global Debenture and no successor depositary shall have been appointed by the Company within 90 days, (ii) if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary and no successor depository shall have been appointed by the Company within 90 days, (iii) the Company in its sole discretion determines that such Global Security shall be so exchangeable, or (iv) there shall have occurred and be continuing an Event of Default with respect to such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security. In the event that Debentures are issued in definitive form, such Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described in "--Payment and Paying Agents" below.

PAYMENT AND PAYING AGENTS

     Payments on Debentures represented by a Global Security will be made to DTC, as the depositary for the Debentures. In the event Debentures are issued in definitive form, principal of and premium, if any, and any interest on Debentures will be payable, the transfer of the Debentures will be registrable, and the Debentures will be exchangeable for Debentures of other denominations of a like aggregate principal amount at the corporate office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Company may designate, except that at the option of the Company payment of any interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the securities register or (ii) by wire transfer to an account maintained by the Person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Debentures will be made to the Person in whose name such Debentures are registered at the close of business on the Regular Record Date for such interest, except in the case of Defaulted Interest. The Regular Record Date for the interest payable on any Interest Payment Date shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent.

     Any monies deposited with the Debenture Trustee or any Paying Agent, or then held by the Company in trust, for the payment of the principal of and premium, if any, or interest on any Debentures and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of the Company, be repaid to the Company and the holder of such Debentures shall thereafter look, as a general unsecured creditor, only to the Company for payment thereof.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Event of Default under the Indenture has occurred and is continuing, the Company has the right under the Indenture to defer the payment of interest (including any Liquidated Damages) on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. At the end of such Extension Period, the Company must pay all interest then accrued and unpaid (together with interest thereon at the stated annual rate, compounded quarterly, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Debentures (or holders of Preferred Securities while the Preferred Securities are outstanding) will be required to recognize interest income for United States Federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount".

     During any such Extension Period, the Company may not, and may not cause any subsidiary to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees of indebtedness for money borrowed) of the Company that rank pari passu with or junior to the Debentures (other than (a) any dividend, redemption, liquidation, interest, principal or guarantee payment by the Company where the payment is made by way of securities (including capital stock) that rank pari passu with or junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made, (b) redemptions or purchases of any Rights pursuant to the Company's Rights Agreement, or any successor to such Rights Agreement, and the declaration of a dividend of such Rights or the issuance of preferred stock under such plans in the future, (c) payments under the Guarantee, (d) purchases of Company Common Stock related to the issuance of Company Common Stock under any of the Company's benefit plans for its directors, officers or employees, (e) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one series or class of the Company's capital stock for another series or class of the Company's capital stock, and (f) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period may exceed 20 consecutive quarters or extend beyond the stated maturity of the Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due on any Interest Payment Date, the Company may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin any Extension Period at least one Business Day prior to the earlier of (i) the record date for the date Distributions on the Preferred Securities (or, if no Preferred Securities are outstanding, for the date interest on the Debentures) would have been payable except for the election to begin such Extension Period and (ii) the date the Property Trustee is (or, if no Preferred Securities are outstanding, the Debenture Trustee is) required to give notice to the NYSE or other applicable self- regulatory organization or to holders of such Preferred Securities (or, if no Preferred Securities are outstanding, to the holders of such Debentures) of such record date. The Debenture Trustee and the Property Trustee shall give notice of the Company's election to begin an Extension Period to the holders of the Debentures and the Preferred Securities, respectively.

MANDATORY REDEMPTION

     Upon repayment at maturity or as a result of acceleration upon the occurrence of a Debenture Event of Default, the Company will redeem the Debentures, in whole but not in part, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon. Any payment pursuant to this provision shall be made prior to 12:00 noon, New York City time, on the date of such repayment or acceleration or at such other time on such earlier date as the parties thereto shall agree. The Debentures are not entitled to the benefit of any sinking fund or, except as set forth above or as a result of acceleration, any other provision for mandatory prepayment.

OPTIONAL REDEMPTION

     On and after December 1, 2001, and subject to the next succeeding sentence, the Company will have the right, at any time and from time to time, to redeem the Debentures, in whole or in part, upon notice given as provided below, during the twelve month periods beginning on December 1 in each of the following years and at the indicated redemption prices (expressed as a percentage of the principal amount of the Debentures being redeemed), together with any accrued but unpaid interest on the portion being redeemed.

                                    REDEMPTION
              YEAR                    PRICE
              ----                  ----------
2001............................     103.150%
2002............................     102.625%
2003............................     102.100%
2004............................     101.575%

                                    REDEMPTION
              YEAR                    PRICE
              ----                  ----------
2005............................     101.050%
2006............................     100.525%
2007 and thereafter.............     100.000%

     For so long as the Issuer is the holder of all the outstanding Debentures, the proceeds of any such redemption will be used by the Issuer to redeem Preferred Securities and Common Securities in accordance with their terms. The Company may not redeem the Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Debentures. See "Description of the Preferred Securities--Optional Redemption".

     The Company also shall have the right to redeem the Debentures, at the principal amount thereof plus accrued and unpaid interest, at any time after December 1, 2001 if a Tax Event shall occur and be continuing as described in "Description of the Preferred Securities--Special Event Exchange or Redemption".

REDEMPTION PROCEDURES

     Notices of any redemption of the Debentures and the procedures for such redemption shall be as provided with respect to the Preferred Securities under "Description of the Preferred Securities--Redemption Procedures". Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Debentures to be redeemed at its registered address. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest shall cease to accrue on such Debentures or portions thereof called for redemption.

DISTRIBUTION OF DEBENTURES

     At any time, the Company has the right to dissolve the Issuer and, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, cause the Debentures to be distributed to the holders of the Preferred Securities in dissolution of the Issuer. If distributed to holders of Preferred Securities in liquidation, the Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Preferred Securities, will act as depositary for the Debentures. It is anticipated that the depositary arrangements for the Debentures would be substantially identical to those in effect for the Preferred Securities. There can be no assurance as to the market price of any Debentures that may be distributed to the holders of Preferred Securities. For a description of DTC and the terms of the depositary matters, see "--Global Securities".

CONVERSION OF THE DEBENTURES

     The Debentures are convertible at the option of the holders of the Debentures into Company Common Stock, at any time prior to redemption or maturity, initially at the rate of 0.9865 shares of Company Common Stock for each $50 in principal amount of Debentures (equivalent to a conversion price of $50.685 per share of Company Common Stock), subject to the conversion price adjustments described under "Description of the Preferred Securities--Conversion Rights". The Issuer has covenanted for so long as the Preferred Securities are outstanding not to convert Debentures, except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Preferred Securities. Upon surrender of such Preferred Securities to the Conversion Agent for conversion, the Issuer will distribute the commensurate principal amount of the Debentures to the Conversion Agent on behalf of the holder of every Preferred Security so converted, whereupon the Conversion Agent will convert such Debentures into Company Common Stock on behalf of such holder. The Company's delivery to the holders of the Debentures (through the Conversion Agent) of the fixed number of shares of Company Common Stock into which the Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy the Company's obligation to pay the principal amount of the Debentures, and the accrued and unpaid interest attributable to the period from the last date to which interest has been paid or duly provided for.

MODIFICATION OF INDENTURE

     From time to time, the Company and the Debenture Trustee may, without the consent of the holders of Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of the Debentures, or the holders of the Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Company and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Debentures, to modify the Indenture in a manner affecting the rights of the holders of the Debentures; provided that no such modification may, without the consent of the holder of each outstanding Debenture so affected, (i) change the stated maturity of the Debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon (other than deferrals of the payments of interest as described under "--Option to Extend Interest Payment Period") or reduce the premium payable upon the redemption thereof, or impair any right to institute suit for the enforcement of any such payment, or adversely affect the subordination provisions of the Indenture or any right to convert any Debentures or (ii) reduce the percentage of principal amount of Debentures, the holders of which are required to consent to any such modification of the Indenture, provided that, so long as any of the Preferred Securities remain outstanding,
(a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any Debenture Event of Default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority in aggregate liquidation preference of the Preferred Securities then outstanding unless and until the principal of and any premium on the Debentures and all accrued and unpaid interest thereon has been paid in full and (b) where a consent under the Indenture would require the consent of each holder of Debentures, no such consent will be given by the Property Trustee without the prior consent of each holder of the Preferred Securities.

DEBENTURE EVENTS OF DEFAULT

     The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such Debentures:

          (i) failure for 30 days to pay any interest on the Debentures, when due (subject to the deferral of any due date in the case of an Extension Period);

          (ii) failure to pay any principal or premium, if any, on the Debentures when due whether at maturity, upon redemption by declaration or otherwise;

          (iii) failure by the Company to deliver shares of Company Common Stock upon an appropriate election by holders of Debentures to convert such Debentures;

          (iv) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Company from the Debenture Trustee or to the Debenture Trustee and the Company from the holders of at least 25% in aggregate outstanding principal amount of such Debentures; or

          (v) certain events in bankruptcy, insolvency or reorganization of the Company.

     The holders of a majority in aggregate outstanding principal amount of the Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee or exercising any trust or power conferred on the Debenture Trustee consistent with the Indenture. The Debenture Trustee or the holders of not less than 25% in aggregate principal amount of the Debentures then outstanding may declare the principal due and payable immediately upon a Debenture Event of Default, and, should the Debenture Trustee or the holders of the Debentures fail to make such declaration, the holders of at least 25% in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right. The holders of a majority in aggregate outstanding principal amount of the Debentures may annul and rescind such declaration if the default (other than the non-payment of the principal of the Debentures which has become due solely by such acceleration) has been cured or waived and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee and, should the holders of the Debentures fail to annul and rescind such declaration, the holders of a majority in aggregate liquidation preference of the Preferred Securities then outstanding shall have such right.

     The holders of a majority in aggregate outstanding principal amount of the Debentures affected thereby may, on behalf of the holders of all the Debentures, waive any past default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Debenture and, should the holders of the Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate liquidation preference of the Preferred Securities shall have such right. The Company is required to file annually with the Debenture Trustee a certificate as to whether or not the Company is in compliance with all the conditions and covenants applicable to it under the Indenture.

     In case a Debenture Event of Default shall occur and be continuing as to the Debentures, the Property Trustee will have the right to declare the principal of and the interest on the Debentures and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Debentures on the date such interest or principal is otherwise payable, a holder of Preferred Securities may institute a Direct Action for payment after the respective due date specified in the Debentures. The Company may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities. Notwithstanding any payment made to such holder of Preferred Securities by the Company in connection with a Direct Action, the Company shall remain obligated to pay the principal of or interest on the Debentures held by the Issuer or the Property Trustee, and the Company shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The Indenture provides that the Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company, unless (i) in case the Company consolidates with or merges into another Person or conveys, transfers or leases its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Company's obligations on the Debentures and under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have happened and be continuing; (iii) such transaction is permitted under the Trust Agreement and the Guarantee and does not give rise to any breach or violation of the Trust Agreement or the Guarantee; and (iv) certain other conditions as prescribed in the Indenture are met.

     The general provisions of the Indenture do not afford holders of the Debentures protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect holders of the Debentures.

EXPENSES OF ISSUER

     Pursuant to the Indenture, the Company will pay all of the costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or Common Securities the amounts due such holders pursuant to the terms of the Preferred Securities or Common Securities.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their stated maturity within one year or are to be properly called for redemption within one year, and the Company deposits or causes to be deposited with the Debenture Trustee trust funds, in trust, for the purpose and in an amount in the currency or currencies in which the Debentures are payable sufficient to pay and discharge the entire indebtedness on the Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal and premium, if any, and interest to the date of the deposit or to the stated maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Company's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

     In the Indenture, the Company has covenanted and agreed that any Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt (as defined below) of the Company whether now existing or hereinafter incurred. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Company, the holders of Senior Debt will first be entitled to receive payment in full of principal of and premium, if any, and interest, if any, on such Senior Debt before the Property Trustee, on behalf of the holders of the Debentures, will be entitled to receive or retain any payment in respect of the principal of and premium, if any, or interest, if any, on the Debentures.

     In the event of the acceleration of the maturity of any Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Debentures will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Debentures.

     No payments on account of principal (or premium, if any) or interest, if any, in respect of the Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt, or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

     "Debt" means, with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; and (vi) every obligation of the type referred to in clauses (i) through (v) of another Person and all dividends of another person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor or otherwise.

     "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding), on Debt of the Company, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Debentures or be deemed to include:

          (i) any Debt of the Company which, when incurred and without respect to any election under Section 1111 (b) of the Bankruptcy Code, was without recourse to the Company,

          (ii) any Debt of the Company to any of its subsidiaries,

          (iii) Debt to any employee of the Company,

          (iv) any liability for taxes,

          (v) Debt or other monetary obligations to trade creditors or assumed by the Company or any of its subsidiaries in the ordinary course of business in connection with the obtaining of goods, materials or services, and

          (vi) the Debentures.

     The Indenture places no limitation on the amount of additional Senior Debt that may be incurred by the Company.

GOVERNING LAW

     The Indenture and the Debentures are governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

          RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE DEBENTURES
                               AND THE GUARANTEE

FULL AND UNCONDITIONAL GUARANTEE

     Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee". Taken together, the Company's obligations under the Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of

Distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. If and to the extent that the Company does not make payments on the Debentures, the Issuer will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Issuer does not have sufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a Direct Action directly against the Company to enforce payment of such Distributions to such holder after the respective due dates. The obligations of the Company under the Guarantee are subordinate and junior in right of payment to all other liabilities of the Company and rank pari passu with the most senior preferred stock, if any, now or hereafter issued by the Company and with any guarantee now or hereafter entered into by the Company in respect of any preferred or preference stock of any affiliate of the Company.

SUFFICIENCY OF PAYMENTS

     As long as payments of interest and other payments are made when due on the Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of the Debentures is equal to the sum of the aggregate stated liquidation preference of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Debentures match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) the Company pays for all and any costs, expenses and liabilities of the Issuer except the Issuer's obligations to holders of the Preferred Securities under such Preferred Securities; and (iv) the Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of the Issuer.

     Notwithstanding anything to the contrary in the Indenture, the Company has the right to set off any payment it is otherwise required to make thereunder with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

     A holder of any Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Issuer or any other person or entity.

     A default or event of default under any Senior Debt of the Company will not constitute a default under the Indenture or a Debenture Event of Default. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Company, the subordination provisions of the Indenture provide that no payments may be made in respect of the Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Debentures would constitute a Debenture Event of Default.

LIMITED PURPOSE OF ISSUER

     The Preferred Securities evidence a beneficial interest in the Issuer, and the Issuer exists for the sole purpose of issuing the Preferred Securities and Common Securities and investing the proceeds thereof in the Debentures. A principal difference between the rights of a holder of Preferred Securities and a holder of Debentures is that a holder of Debentures is entitled to receive from the Company the principal amount of and interest accrued on Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from the Issuer (or from the Company under the applicable Guarantee) if and to the extent the Issuer has funds available for the payment of such Distributions.

RIGHTS UPON DISSOLUTION

     Upon any voluntary or involuntary dissolution of the Issuer involving the liquidation of the Debentures, after satisfaction of the liabilities of creditors of the Issuer as provided by applicable law, the holders of the Preferred Securities will be entitled to receive, out of assets held by the Issuer, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of the Company, the Property Trustee, as holder of the Debentures, would be a subordinated creditor of the Company, subordinated in right of payment to all Senior Debt, but entitled to receive payment in full of principal and interest before any stockholders of the Company receive payments or distributions. Since the Company is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Issuer (other than the Issuer's obligations to the holders of the Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Debentures relative to other creditors and to stockholders of the Company in the event of liquidation or bankruptcy of the Company would be substantially the same.

                   DESCRIPTION OF THE COMPANY'S CAPITAL STOCK


     Under the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate of Incorporation"), the Company is authorized to issue 400,000,000 shares of Company Common Stock, par value $1.00 per share, and 10,000,000 shares of preferred stock which is issuable in one or more series and of which 9,990,000 shares have a par value of $1.00 per share and 10,000 shares have no par value (collectively, "Company Preferred Stock"). As of December 31, 1997, 159,232,827 shares of Company Common Stock (excluding treasury shares) were issued and outstanding and there were no shares of Company Preferred Stock issued and outstanding. In addition, as of December 31, 1997, the Company had 9,865,000 shares of Company Common Stock reserved for issuance upon conversion of the Preferred Securities and the Debentures and 8,485,115 shares of Company Common Stock reserved for issuance under the Company's stock option plans, leaving 222,417,058 authorized shares of Company Common Stock (including 21,907 shares of Company Common Stock held in the Company's treasury) available for issuance. The number of authorized shares of Company Preferred Stock includes 500,000 authorized shares of Junior Participating Company Preferred Stock, Series B (the "Series B Preferred Stock") issuable pursuant to the Rights Agreement dated as of October 20, 1988 between the Company and First Chicago Trust Company of New York (formerly known as Morgan Shareholders Services Trust Company) (the "Rights Agreement"), none of which were outstanding as of December 31, 1997, leaving 9,500,000 authorized shares of Company Preferred Stock available for issuance as of December 31, 1997. See "-- Stock Purchase Rights".


COMPANY COMMON STOCK

     The holders of the Company Common Stock have one vote for each share held. Subject to the prior rights of holders of any issued and outstanding Company Preferred Stock that may be issued in the future, holders of the Company Common Stock are entitled to receive such dividends as may be declared from time to time by the Company's board of directors (the "Board of Directors") out of funds legally available therefor. In the event of a liquidation (whether voluntary or involuntary) or reduction in the Company's capital resulting in any distribution of assets to stockholders, the holders of the Company Common Stock are entitled to receive, pro rata according to the number of shares held by each, all of the assets of the Company remaining for distribution after payment to creditors and the holders of any issued and outstanding Company Preferred Stock of the full preferential amounts to which they are entitled.

     Holders of the Company Common Stock do not have preemptive rights to subscribe for and purchase any new or additional issue of Company Common Stock or securities convertible into Company Common Stock. Shares of the Company Common Stock are not subject to redemption.

     The outstanding shares of Company Common Stock are listed on the NYSE and the CSE. The transfer agent and registrar of the shares of Company Common Stock is First Chicago Trust Company of New York.

STOCK PURCHASE RIGHTS

     Each outstanding share of Company Common Stock includes one purchase right (individually a "Right" and collectively the "Rights") provided under the Rights Agreement. Each Right entitles the holder, until the earlier of October 31, 1998 or the redemption of the Rights, to buy one four-hundredth of a share of Series B Preferred Stock at a price of $25 per one four-hundredth of a share (as adjusted to reflect stock splits since the issuance of the Rights). The Series B Preferred Stock is nonredeemable and will have 100 votes per share. The Company has reserved 500,000 shares of Series B Preferred Stock for issuance upon exercise of such Rights. The Rights will be exercisable only if a person or group acquires 20% or more of voting power of the Company or announces a tender offer following which it would hold 30% or more of the Company's voting power.

     In the event that any person becomes the beneficial owner of 30% or more of the Company's voting power, the Rights (other than Rights held by the 30% stockholder) would become exercisable for that number of shares of the Company Common Stock having a market value of two times the exercise price of the Right. Furthermore, if, following the acquisition by a person or group of 20% or more of the Company's voting power, the Company were acquired in a merger or other business combination or 50% or more of its assets were sold, or in the event of certain types of self-dealing transactions by a 20% stockholder, each Right (other than Rights held by the 20% stockholder) would become exercisable for that number of shares of Company Common Stock (or securities of the surviving company in a business combination) having a market value of two times the exercise price of the Right.

     The Company may redeem the Rights at one cent per Right prior to the occurrence of an event that causes the Rights to become exercisable for Company Common Stock. The Board of Directors may terminate the Company's right to redeem the Rights under certain circumstances at any time after a group or person acquires 20% or more of the Company's voting power.

     One Right will be issued in respect of each share of Company Common Stock issued before the earlier of October 31, 1998 or the redemption of the Rights. As of the date of this Prospectus, the Rights are not exercisable, certificates representing the Rights have not been issued and the Rights automatically trade with the shares of Company Common Stock. The Rights will expire on October 31, 1998 unless earlier redeemed.

COMPANY PREFERRED STOCK

     Under the Restated Certificate of Incorporation, shares of Company Preferred Stock may be issued in the future in such series as may be designated by the Board of Directors. In creating any such series, the Board of Directors has the authority, without any further vote or action by the Company's stockholders, to fix the dividend rights and rates, voting and conversion rights, redemption provisions, liquidation preferences and other relative, participating, optional or other special rights, qualifications, limitations or restrictions of such series.

     The only series of Company Preferred Stock currently authorized by the Board of Directors for issuance is the Series B Preferred Stock issuable under the Rights Agreement. See "--Stock Purchase Rights".

PROVISIONS WITH POSSIBLE ANTI-TAKEOVER EFFECTS

     As discussed above, the Company has adopted a Rights Agreement which has the effect of providing stockholders with rights to purchase shares of Company Common Stock (or securities of an acquiring company) at half of the market price under certain circumstances involving a potential change in control of the Company that has not been approved by the Board of Directors. In addition, the Delaware General Corporate Law provides, among other things, that any beneficial owner of more than 15% of the Company's voting stock is prohibited, without the prior approval of the Board of Directors, from entering into any business combination with a company for three years from the date such 15% ownership interest is acquired. Additionally, the "fair price provisions" of the Restated Certificate of Incorporation require that certain proposed business combinations between the Company and an "interested party" (a beneficial owner of 5% or more of the voting shares of the Company) must be approved by the holders of 75% of the voting shares, unless certain fair price and procedural requirements are met or the business combination is approved by the directors of the Company who are not affiliated with the interested party. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend the fair price provisions of the Restated Certificate of Incorporation.

     The Restated Certificate of Incorporation and the Company's by-laws (the "By-Laws") contain certain other provisions which may be viewed as having an anti-takeover effect. The Restated Certificate of Incorporation classifies the Board of Directors into three classes and provides that vacancies on the Board of Directors are to be filled by a majority vote of directors and that directors so chosen shall hold office until the end of the full term of the class in which the vacancy occurred. A vote of the holders of 75% of the Company's outstanding voting stock is required to amend these provisions. Under the Delaware General Corporation Law, directors of the Company may only be removed for cause.

     The Company is not required to seek stockholder approval prior to designating any future series of Company Preferred Stock. Such Company Preferred Stock could be issued by the Board of Directors in one or more transactions with terms which might make the acquisition of a controlling interest in the Company more difficult or costly. However, the Board of Directors has a policy of seeking stockholder approval prior to designating any future series of Company Preferred Stock with a vote or convertible into stock having a vote in excess of 13% of the vote represented by all voting stock immediately subsequent to such issuance, except for the purpose of (i) raising capital in the ordinary course of business or (ii) making acquisitions, the primary purpose of which is not to effect a change of voting power.

     The Restated Certificate of Incorporation and the By-Laws also contain provisions that may reduce surprise and disruptive tactics at stockholders' meetings. The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual meeting or special meeting, and the By-Laws do not permit stockholders to directly call a special meeting of stockholders. A stockholder must give written notice to the Company of an intention to nominate a director for election at an annual meeting 90 days prior to the anniversary date of the immediately preceding annual meeting. Each of these provisions tends to make a change of control of the Board of Directors more difficult and time consuming.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Following is a summary of certain of the material United States Federal income tax consequences of the purchase, ownership, disposition and conversion of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, foreign taxpayers (except to the extent discussed under the heading "-- United States Alien Holders") or persons that hold the Preferred Securities as a position in a "straddle", as part of a "synthetic security" or "hedge", as part of a "conversion transaction" or other integrated investment or as other than a capital asset. This summary also does not address the tax consequences to persons that have a functional currency other than the United States Dollar. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

     INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

CLASSIFICATION OF THE DEBENTURES

     The Company has taken the position that the Debentures will be classified for United States Federal income tax purposes as indebtedness of the Company under current law and, by acceptance of Preferred Securities, each holder covenants to treat the Debentures as indebtedness and the Preferred Securities as evidence of an indirect beneficial ownership interest in the Debentures. No assurance can be given, however, that such position of the Company will not be challenged by the Internal Revenue Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Debentures will be classified as indebtedness of the Company for United States Federal income tax purposes.

CLASSIFICATION OF THE ISSUER

     In the opinion of Schiff Hardin & Waite, special United States tax counsel to the Issuer and the Company, the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes. Accordingly, for United States Federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Debentures, and each holder will be required to include in its gross income any interest with respect to its allocable share of those Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under the Indenture, the Company has the option to defer the payment of interest on the Debentures at any time or from time to time for a period not exceeding 20 consecutive quarters with respect to each Extension Period, provided that no Extension Period may extend beyond the stated maturity of the Debentures. The Company's option to extend the interest period will cause the Debentures to be subject to the OID rules for United States Federal income tax purposes. Accordingly, regardless of a holder's regular method of accounting, a holder will recognize interest income (in the form of OID) on a daily basis under a constant yield method over the term of the Debentures (including during any Extension Period), regardless of the receipt of cash with respect to the period to which such income is attributable and regardless of whether the Company exercises its option to extend any interest payment period. The amount of OID that will be recognized in any quarter will approximately equal the amount of income that accrues on the Debentures in that quarter at the stated interest rate.

     As a result, holders will include interest (in the form of OID) in gross income in advance of the receipt of cash, and any holders who dispose of Preferred Securities or convert Preferred Securities into Company Common Stock prior to the record date for the payment of distributions will include interest in gross income but will not receive any cash related thereto from the Issuer.

     Because income on the Debentures will constitute interest, corporate holders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Debentures.

REDEMPTION OF PREFERRED SECURITIES FOR DEBENTURES OR CASH UPON DISSOLUTION OF THE ISSUER

     Under certain circumstances, the Debentures may be distributed to holders in exchange for the Preferred Securities. Under current law, such a distribution to holders, for United States Federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Debentures distributed equal to such holder's aggregate tax basis in its Preferred Securities exchanged therefor. A holder's holding period in the Debentures so received would include the period during which the Preferred Securities were held by such holder. If, however, the exchange is caused by a Tax Event that has occurred and is continuing, which results in the Issuer being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to the Issuer and holders of the Preferred Securities.

     Under certain circumstances described herein (see "Description of the Preferred Securities--Special Event Exchange or Redemption"), the Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States Federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities, and a holder would recognize gain or loss in the same manner as if it sold such redeemed Preferred Securities for cash. See "--Sales of Preferred Securities".

SALES OF PREFERRED SECURITIES

     A holder that sells Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Preferred Securities and the holder's adjusted tax basis in such Preferred Securities. The tax basis of a Preferred Security will be increased by the amount of any interest (in the form of OID) that is included in income, and will be decreased by the amount of any payment made by the Company on the Debentures. In general, such gain or loss will be a capital gain or loss and will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year at the time of sale. Long-term capital gain of an individual U.S. holder is subject to a maximum United States Federal income tax rate of 28% in respect of capital assets held for more than one year. The maximum tax rate is reduced to 20% for capital assets held for more than 18 months. Capital gain on the disposition of assets held for not more than one year is taxed at the rates applicable for ordinary income (i.e., up to 39.6%).

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Debentures. A holder who disposes of its Preferred Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income any accrued but unpaid interest (in the form of OID) on the Debentures to the date of disposition and to add such amount to its adjusted tax basis in its pro rata share of the underlying Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

CONVERSION OF PREFERRED SECURITIES INTO COMPANY COMMON STOCK

     A holder of Preferred Securities generally will not recognize income, gain or loss upon the conversion of the Preferred Securities into Company Common Stock through the Conversion Agent. A holder of Preferred Securities will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Company Common Stock generally equal to the amount of cash received less such holder's tax basis in such fractional share. Such holder's tax basis in Company Common Stock received upon conversion should generally be equal to such holder's tax basis in the Preferred Securities delivered to the Conversion Agent for exchange (which will include any accrued but unpaid OID) less the basis allocated to any fractional share for which cash is received, and such holder's holding period in the Company Common Stock received upon conversion should generally begin on the date such holder acquired the Preferred Securities that are subsequently delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

     Treasury Regulations promulgated under Section 305 of the Code would treat holders of Preferred Securities as having received a constructive distribution from the Company in the event the conversion ratio of the Debentures were adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Company Common Stock into or for which the Debentures are convertible or exchangeable) of the holders of the Preferred Securities in the assets or earnings and profits of the Company were increased and (ii) the adjustment was not made pursuant to a bona fide, reasonable antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such a formula if the adjustment was made to compensate for certain taxable distributions with respect to the Company Common Stock. Thus, under certain circumstances, a reduction in the conversion price for the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of the Company. Holders of the Preferred Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership, or a foreign estate or trust.

     Under present United States Federal income tax law:

          (a) payments by the Issuer or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States Federal withholding tax; provided, that (i) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to the Company through stock ownership, and (iii) either (A) the beneficial owner of the Preferred Security certifies its status as a United States Alien Holder to the Issuer or its agent, under penalties of perjury, and provides its name and address or (B) (x) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Security in such capacity, certifies to the Issuer or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution holding such security for the beneficial owner and furnishes the Issuer or its agent with a copy thereof; or (y) with respect to payments after December 31, 1998, a "qualified intermediary" (which includes certain foreign financial institutions, foreign clearing organizations or foreign branches of United States financial institutions or clearing organizations which have entered into withholding agreements with the Internal Revenue Service and have received appropriate certification from the beneficial owner) provides the Issuer or any of its paying agents with an intermediary withholding certificate;

          (b) dividends paid with respect to Company Common Stock to a United States Alien Holder generally will be subject to withholding of United States Federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), unless the dividend (i) is effectively connected with the conduct of a trade or business of the United States Alien Holder within the United States and certain certification requirements are satisfied, or (ii) if an income tax treaty applies, is attributable to a United States permanent establishment of the United States Alien Holder;

          (c) except to the extent that an applicable treaty otherwise provides, a United States Alien Holder generally will be taxed in the same manner as other holders with respect to interest (in the form of OID) or dividends if the income is effectively connected with a United States trade or business of the United States Alien Holder (effectively connected interest (in the form of OID) or dividends received by a corporate United States Alien Holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty);

          (d) a United States Alien Holder of a Preferred Security or Company Common Stock generally will not be subject to United States Federal income or withholding tax on any gain (other than that attributable to accrued but unpaid interest (in the form of OID), which is taxable in the manner described above) realized upon the sale or other disposition of a Preferred Security or Company Common Stock (including the receipt of cash in lieu of fractional shares upon conversion of Preferred Securities into shares of Company Common Stock), unless (i)(A) the gain is effectively connected with the conduct of a trade or business of the United States Alien Holder in the United States or (B) if a tax treaty applies, the gain is attributable to a United States permanent establishment of the United States Alien Holder;
     (ii) in the case of a United States Alien Holder who is an individual and holds the Preferred Securities or Company Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met; (iii) the United States Alien Holder is subject to tax pursuant to the provisions of United States Federal income tax laws applicable to certain United States expatriates; or (iv)(A) the Company is or has been a "U.S. real property holding corporation" for United States Federal income tax purposes at any time during the five-year period ending on the date of disposition, or, if shorter, the period during which the United States Alien Holder held the Preferred Securities or Company Common Stock and (B) if the interest sold is considered stock that is "regularly traded on an established securities market" at any time during the year of disposition, the United States Alien Holder meets certain minimum ownership requirements; and

          (e) except to the extent that an applicable treaty otherwise provides, a United States Alien Holder generally will be taxed in the same manner as other holders with respect to gain on the sale or disposition of Preferred Securities or Company Common Stock if the gain is effectively connected with a United States trade or business of the United States Alien Holder (effectively connected gain realized by a corporate United States Alien holder may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty).

     A United States Alien Holder who sells or otherwise disposes of Preferred Securities or Company Common Stock generally will recognize gain or loss that is subject to United States Federal income tax if (i) the Company is or has been a "U.S. real property holding corporation" during the period described in
(d)(iv)(A) above, and (ii) if the interest sold is considered stock that is "regularly traded on an established securities market" at any time during the calendar year of disposition, the United States Alien Holder meets certain minimum ownership requirements. The Company does not believe that it is a U.S. real property holding corporation as of the date hereof, although it has not determined or established whether it will be a U.S. real property holding corporation in the future.

     Under current United States Treasury regulations, dividends paid to an address in a foreign country are presumed to be paid to a resident of that country (unless the payor has knowledge to the contrary) for purposes of the withholding discussed above and, under the current interpretation of such regulations, for purposes of determining the applicability of an income tax treaty rate. Recently published final Treasury Regulations (the "1997 Withholding Regulations"), generally effective for payments after December 31, 1998, provide certain presumptions which differ from the presumption described above. Under the 1997 Withholding Regulations, a United States Alien Holder of Company Common Stock that wishes to claim the benefit of a treaty rate is required to satisfy applicable certification requirements. In addition, the 1997 Withholding Regulations provide that dividend payments are generally subject to information reporting and backup withholding unless applicable certification requirements are satisfied. The 1997 Withholding Regulations also require, in the case of interest or dividends with respect to Preferred Securities or Company Common Stock held by a foreign partnership, that (x) the certification requirements described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, which in certain circumstances may include a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships.

INFORMATION REPORTING TO HOLDERS

     Generally, income on the Preferred Securities will be reported to noncorporate holders on Forms 1099, which forms will be mailed to holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

     Payments made on, and proceeds from the sale of, Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's United States Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

POSSIBLE TAX LAW CHANGES

     Prospective investors should be aware that legislation has been introduced in the United States Congress in the past that would, if enacted, deny an interest deduction to issuers of instruments such as the Debentures. No such legislation has been enacted. Also, a petition was recently filed in the United States Tax Court as a result of a challenge by the Internal Revenue Service of the petitioner's treatment as indebtedness of a security issued in circumstances with certain similarities to the issuance of the Debentures. There can be no assurance that similar legislation will not ultimately be enacted into law or that a judicial decision in that Tax Court case or other developments will not occur after the date hereof that would adversely affect the tax treatment of the Debentures and could result in the exchange of the Debentures for Preferred Securities or, in certain limited circumstances, the redemption of the Debentures by the Company and the distribution of the resulting cash in redemption of the Preferred Securities. See "Description of the Preferred Securities -- Special Event Exchange or Redemption".

                                SELLING HOLDERS

     The Preferred Securities were originally issued by the Issuer and sold by Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, Robert W. Baird & Co. Incorporated, Bear, Stearns & Co. Inc. and Merrill Lynch & Co., or their international affiliates, as the case may be (the "Initial Purchasers"), in transactions exempt from the registration requirements of the Securities Act either (i) to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities
Act) or (ii) upon terms and conditions set forth in Regulation S under the Securities Act. The Selling Holders may from time to time offer and sell pursuant to this Prospectus any or all of the Offered Securities. The term Selling Holder includes the holders listed below and the beneficial owners of the Preferred Securities and their transferees, pledgees, donees or their successors.

     The Company will from time to time supplement or amend this Prospectus to reflect the required information concerning any new or additional Selling Holders.

     The following table shows the names of the Selling Holders, the number of Preferred Securities owned by each of them as of various dates during April 1998, which (except as noted) is also the number of Preferred Securities that may be offered by each of them pursuant to this Prospectus, and the number of shares of Common Stock issuable upon conversion of Preferred Securities that may be offered by each of them pursuant to this Prospectus. Assuming all of the Preferred

Securities offered hereby are sold, then, except as otherwise noted, no Preferred Securities would be owned by any of the Selling Holders after completion of the offering pursuant to this Prospectus.



                                                                                        SHARES OF
                                                                NUMBER OF              COMMON STOCK
                                                           PREFERRED SECURITIES       ISSUABLE UPON
                                                                OWNED AND             CONVERSION OF
                     NAME OF SELLING HOLDER                   OFFERED HEREBY       PREFERRED SECURITIES
                     ----------------------                --------------------    --------------------
  1.   Allegheny Teledyne Inc. Pension Plan..............          23,400                  23,084
  2.   Allstate Insurance Company........................         100,000                  98,650
  3.   Allstate Life Insurance Company...................         145,000                 143,042
  4.   Alscott Investments, LLC..........................          34,800                  34,330
  5.   American Pioneer Life Insurance Co. of New York...             400                     394
  6.   American Progressive Life & Health Insurance Co.
       of New York.......................................             500                     493
  7.   American Republic Insurance Company...............           2,700                   2,663
  8.   Anthracite Mutual Fire Insurance Company..........             300                     295
  9.   Arkansas PERS.....................................          33,000                  32,554
 10.   Atlas Balanced Fund...............................          25,000                  24,662
 11.   Baltimore Life Insurance Company..................             500                     493
 12.   Bancroft Convertible Fund, Inc....................          17,500                  17,263
 13.   Bank One Trust Co., NA............................             508(1)                  500
 14.   Bankers Trust, Trustee for Chrysler Corp. Emp #1
       Pension Plan dated 4/1/89.........................          35,000                  34,527
 15.   Bay State Health Systems, Inc.....................           5,000                   4,932
 16.   BNY Hamilton Equity Income Fund...................         120,000                 118,380
 17.   Bond Fund Series -- Oppenheimer Bond Fund for
       Growth............................................         175,000                 172,637
 18.   Boston College Endowment Fund.....................              66                      65
 19.   Brown & Williamson Tobacco Corp. Master Retirement
       Trust.............................................           4,500                   4,439
 20.   Capital Market Transactions, Inc..................         355,000                 350,207
 21.   Carrigaholt Capital (Bermuda) L.P.................          23,000                  22,689
 22.   Chase Manhattan NA, Trustee for IBM Retirement
       Plan dated 12/18/45...............................          59,000                  58,203
 23.   Charitable Sec. Fd................................          15,630                  15,419
 24.   The Class 1C Company, Ltd.........................          31,000                  30,581
 25.   Combined Insurance Company of America.............          15,000                  14,797
 26.   Common Fund.......................................          26,200                  25,846
 27.   Condor Insurance Co. .............................           1,400                   1,381
 28.   Delaware Group Dividend and Income Fund, Inc. ....          15,200                  14,994
 29.   Delaware Group Global Dividend and Income Fund,
       Inc. .............................................           7,600                   7,497
 30.   Delaware Group Premium Fund, Inc., Convertible
       Securities Series.................................           2,200                   2,170
 31.   EB Convertible Sec. Fd. ..........................          18,500                  18,250
 32.   Ellsworth Convertible Growth and Income Fund,
       Inc. .............................................          17,500                  17,263
 33.   Employers' Reinsurance Corporation................             600                     591
 34.   Equi-Select Total Return Fund.....................          19,200                  18,940
 35.   Equity Portfolio..................................         250,000                 246,625
 36.   Evergreen Balanced Fund...........................         150,000                 147,975
 37.   Evergreen Blue Chip Fund..........................          70,000                  69,055
 38.   Evergreen Fund For Total Return...................          30,000                  29,595
 39.   Field Fdn. of Illinois............................             900                     887

                                                                                        SHARES OF
                                                                NUMBER OF              COMMON STOCK
                                                           PREFERRED SECURITIES       ISSUABLE UPON
                                                                OWNED AND             CONVERSION OF
                     NAME OF SELLING HOLDER                   OFFERED HEREBY       PREFERRED SECURITIES
                     ----------------------                --------------------    --------------------
 40.   Finance Factors Limited...........................           5,000                   4,932
 41.   First Mercury Insurance Company...................           7,000                   6,905
 42.   Forest Fulcrum Fund LP............................          12,500                  12,331
 43.   Forest Global Convertible Fund Series A-5.........          12,500                  12,331
 44.   Franklin & Marshall College.......................           3,000                   2,959
 45.   Franklin Asset Allocation Fund....................          15,000                  14,797
 46.   Franklin Investors Securities Trust -- Convertible
       Securities Fund...................................          44,100                  43,504
 47.   FSA, Inc. ........................................           9,800                   9,667
 48.   Fundamental Investors, Inc. ......................         254,000                 250,571
 49.   GenCorp Fdn.......................................           1,600                   1,578
 50.   Goldman, Sachs & Co...............................          74,470                  73,464
 51.   The Guardian Life Insurance Company of America....         167,000                 164,745
 52.   Guardian Master Pension Trust.....................           8,000                   7,892
 53.   Hamilton Family Trust.............................          11,600                  11,443
 54.   Health Foundation of Greater Cincinnati (formerly
       known as The ChoiceCare Foundation)...............          14,000                  13,811
 55.   Highbridge Capital Corporation....................          15,000                  14,797
 56.   Highbridge International LLC......................         170,000                 167,705
 57.   Hypo America Fund.................................           1,100                   1,085
 58.   ICI American Holdings Trust.......................           7,700                   7,596
 59.   Illinois Healthcare Insurance Company.............           1,600                   1,578
 60.   The Income Fund of America, Inc. .................         546,000                 538,629
 61.   Indiana Lumbermens Mutual Insurance Company.......           6,800                   6,708
 62.   Investors Fund Series Blue Chip Portfolio.........           3,000                   2,959
 63.   Island Insurance Convertible Account..............           4,000                   3,946
 64.   JCPenney Life Ins. Co.............................          10,000                   9,865
 65.   KA Management Ltd. ...............................          19,058                  18,800
 66.   KA Trading LP.....................................          11,192                  11,040
 67.   Kapiolani Medical Center..........................           3,000                   2,959
 68.   Kemper Blue Chip Fund.............................          62,000                  61,163
 69.   Key Tr. Convertible Sec. Fd.......................           4,570                   4,508
 70.   LB Series Fund Inc., Income Portfolio.............          35,000                  34,527
 71.   Laterman & Co. ...................................           2,900                   2,860
 72.   Laterman Strategies: 90's LLC.....................           5,100                   5,031
 73.   Lincoln Mutual Life Insurance Company.............             900                     887
 74.   Lone Star Life Insurance Company..................          25,000                  24,662
 75.   Lutheran Brotherhood..............................         120,000                 118,380
 76.   Lutheran Brotherhood Income Fund..................          30,000                  29,595
 77.   The Lutheran Church -- Missouri Synod.............          40,000                  39,460
 78.   MainStay Convertible Fund.........................         363,500                 358,592
 79.   MainStay VP Convertible Portfolio.................           9,000                   8,878
 80.   Maril & Co. ......................................           2,500                   2,466
 81.   Mark IV Industries, Inc. and Subsidiaries Master
       Trust.............................................          11,100                  10,950
 82.   Mary Ann Hamilton Trust for Self..................           9,100                   8,977
 83.   Massachusetts Investors Trust.....................         256,700                 253,234
 84.   Massachusetts Mutual Life Insurance Company.......          81,500                  80,399

                                                                                        SHARES OF
                                                                NUMBER OF              COMMON STOCK
                                                           PREFERRED SECURITIES       ISSUABLE UPON
                                                                OWNED AND             CONVERSION OF
                     NAME OF SELLING HOLDER                   OFFERED HEREBY       PREFERRED SECURITIES
                     ----------------------                --------------------    --------------------
 85.   MassMutual Corporate Investors....................          20,250                  19,976
 86.   MassMutual Corporate Value Partners Limited.......          43,250                  42,666
 87.   MassMutual Participation Investors................          10,000                   9,865
 88.   McMahan Securities Company, L.P. .................           5,000                   4,932
 89.   Mellon Bank NA, Trustee for General Motors
       Employees Domestic Group Pension Trust............          25,000                  24,662
 90.   Merrill Lynch Insurance Group.....................           5,000                   4,932
 91.   Merrill Lynch Pierce Fenner & Smith Inc. .........          57,441                  56,665
 92.   MFS International Fund -- U.S. Equity Fund........          12,600                  12,429
 93.   MFS Series Trust I -- MFS Convertible Securities
       Fund..............................................             200                     197
 94.   MFS Series Trust I -- MFS Equity Income Fund......           2,599                   2,563
 95.   MFS Series Trust V -- MFS Total Return Fund.......         408,100                 402,590
 96.   MFS Series Trust X -- Strategic Value Fund........             100                      98
 97.   MFS/Sunlife Series Trust -- Conservative Growth
       Series............................................          56,700                  55,934
 98.   MFS/Sunlife Series Trust -- Total Return Series...         139,200                 137,320
 99.   MFS Total Return Portfolio........................          31,500                  31,074
100.   MFS Total Return Portfolio LPT Variable Insurance
       Series Trust......................................             630                     621
101.   MFS Variable Insurance Trust -- MFS Growth with
       Income Series.....................................           4,000                   3,946
102.   MFS Variable Insurance Trust -- MFS Total Return
       Series............................................           9,000                   8,878
103.   Michigan Mutual Ins. Co. .........................           8,000                   7,892
104.   Mid America Life Insurance Company................           1,600                   1,578
105.   Millers Casualty Insurance Company of Texas.......           4,100                   4,044
106.   Millers Mutual Fire Insurance Company of Texas....          30,000                  29,595
107.   Millville Mutual Insurance Company................           1,800                   1,775
108.   Mount Sinai School of Medicine....................          11,200                  11,048
109.   Museum of Fine Arts, Boston.......................              38                      37
110.   NAC Reinsurance Corporation.......................          30,000                  29,595
111.   Nalco Chemical Company............................           3,500                   3,452
112.   New Hampshire State Retirement System.............             192                     189
113.   New York Life Insurance Annuity Corporation.......          50,000                  49,325
114.   New York Life Insurance Co. ......................         275,000                 271,287
115.   New York Life Separate Account #7.................          42,000                  41,433
116.   The Northwestern Mutual Life Insurance Company....         145,000(2)              143,042
117.   Occidental Petroleum..............................           1,000                     986
118.   OCM Convertible Limited Partnership...............           1,600                   1,578
119.   Offshore Strategies Ltd...........................          12,000                  11,838
120.   Olin Foundation...................................          39,900                  39,361
121.   Oppenheimer Equity Income Fund....................         244,000                 240,706
122.   Oppenheimer Total Return Fund, Inc. ..............         163,000                 160,799
123.   Pacific Life Insurance Company....................          20,000                  19,730
124.   Paloma Securities L.L.C. .........................         140,000                 138,110
125.   PHL Convertible Fund..............................             520                     512
126.   Phoenix Convertible Fund..........................           2,598                   2,562

                                                                                        SHARES OF
                                                                NUMBER OF              COMMON STOCK
                                                           PREFERRED SECURITIES       ISSUABLE UPON
                                                                OWNED AND             CONVERSION OF
                     NAME OF SELLING HOLDER                   OFFERED HEREBY       PREFERRED SECURITIES
                     ----------------------                --------------------    --------------------
127.   Pillar Equity Income Fund.........................          30,000                  29,595
128.   Pitney Bowes Retirement Fund......................           9,300                   9,174
129.   Potlatch-First Trust Co. of St. Paul..............           7,500                   7,398
130.   PRIM Board........................................          44,000                  43,406
131.   Promutual.........................................             160                     157
132.   Provident Life and Accident Insurance Company.....         150,000                 147,975
133.   Public Service Mutual Insurance Company...........          17,000                  16,770
134.   Putnam Balanced Retirement Fund...................              94                      92
135.   Putnam Convertible Income -- Growth Trust.........           2,600                   2,564
136.   Putnam Convertible Opportunities and Income
       Trust.............................................             134                     132
137.   Reassurance Company of Hannover...................           5,000                   4,932
138.   Rhone-Poulenc Rorer Inc. Pension Plan.............             210                     207
139.   SBC Warburg Dillon Read Inc. .....................             480                     473
140.   South Dakota Retirement System....................          15,000                  14,797
141.   Southern Farm Bureau Life Insurance -- FRIC.......          14,500                  14,304
142.   Starvest Diversified Fund -- Managed..............           3,500                   3,452
143.   Starvest -- Investment Grade......................           9,800                   9,667
144.   State of Delaware PERS............................          18,000                  17,757
145.   State of Oregon -- Equity.........................          81,000                  79,906
146.   State of Oregon/SAIF Corporation..................          70,000                  69,055
147.   State Street Bank Custodian for GE Pension
       Trust.............................................          18,000                  17,757
148.   Sun Life Bermuda US Equity Fund...................              74                      73
149.   Sun Life Diversified Fund.........................             900                     887
150.   Sun Life U.S. Equity Fund.........................           3,200                   3,156
151.   Sunset Life Ins. Co. of America...................          30,000                  29,595
152.   Swiss Bank Corporation -- London Branch...........           6,000                   5,919
153.   Teachers Insurance and Annuity Association........          65,000                  64,122
154.   Tennessee Consolidated Retirement System..........          70,000                  69,055
155.   Toronto Dominion (New York), Inc. ................         100,000                  98,650
156.   TQA Arbitrage Fund, L.P. .........................          25,000                  24,662
157.   TQA Leverage Fund, L.P. ..........................          10,000                   9,865
158.   TQA Vantage Fund, Ltd. ...........................          25,000                  24,662
159.   TQA Vantage Plus, Ltd. ...........................           8,000                   7,892
160.   The Travelers Indemnity Company...................         142,000                 140,083
161.   The Travelers Insurance Company...................          92,000                  90,758
162.   The Travelers Life & Annuity Company..............          10,000                   9,865
163.   Travelers Series Managed Assets...................           6,000                   5,919
164.   Tribeca Investments, L.L.C. ......................         115,000                 113,447
165.   United National Insurance Company.................          18,000                  17,757
166.   University of Rochester...........................              38                      37
167.   University of South Florida.......................             182                     179
168.   University of South Florida Fdn. .................           2,800                   2,762
169.   University of Virginia Health Services
       Foundation........................................           1,000                     986
170.   Van Kampen American Capital Equity Income Fund....         185,000                 182,502
171.   Van Kampen American Capital Harbor Fund...........          55,000                  54,257
172.   Victory Convertible Sec. Fd.......................          15,000                  14,797
173.   Western Home Insurance Company....................             400                     394
174.   Westward Life Insurance Company...................             400                     394

                                                                                        SHARES OF
                                                                NUMBER OF              COMMON STOCK
                                                           PREFERRED SECURITIES       ISSUABLE UPON
                                                                OWNED AND             CONVERSION OF
                     NAME OF SELLING HOLDER                   OFFERED HEREBY       PREFERRED SECURITIES
                     ----------------------                --------------------    --------------------
175.   Zeneca Holdings Trust.............................           7,700                   7,596
                                                                ---------               ---------
       Total.............................................       7,875,584               7,769,197
                                                                =========               =========


---------------

(1) Only 508 of the 650 Preferred Securities owned by this Selling Holder are being offered hereby. If this Selling Holder sells all Preferred Securities offered hereby, it will beneficially own 142 Preferred Securities.



(2) Includes 5,000 shares held in The Northwestern Mutual Life Insurance Company Group Annuity Separate Account.



     Selling Holders identified above may have sold, transferred or otherwise disposed of all or a portion of their Preferred Securities after the date on which they provided the information regarding their ownership of Preferred Securities, in transactions exempt from the registration requirements of the Securities Act.



     Certain of the Selling Holders were Initial Purchasers or are affiliated with an Initial Purchaser. Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated were Initial Purchasers. The distributor and investment advisor of Van Kampen American Capital Equity Income Fund and Van Kampen American Capital Harbor Fund is an affiliate of Morgan Stanley & Co. Incorporated, which was an Initial Purchaser. The Northwestern Mutual Life Insurance Company is an affiliate of Robert W. Baird & Co. Incorporated, which was an Initial Purchaser. The Initial Purchasers have performed investment banking services for the Company in the past for which they have received customary compensation.


                              PLAN OF DISTRIBUTION


     The Offered Securities are outstanding securities and are being offered for sale from time to time pursuant to this Prospectus by the Selling Holders. The Offered Securities also may be sold pursuant to Rule 144 or Rule 144A under the Securities Act.



     The Offered Securities may be sold from time to time to purchasers directly by the Selling Holders. Alternatively, the Selling Holders may from time to time offer the Offered Securities to or through underwriters, broker-dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Holders or the purchasers of such securities for whom they may act as agents. The Selling Holders and any underwriters, broker-dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act. The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Offered Securities may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Offered Securities or otherwise, the Selling Holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Offered Securities in the course of hedging positions they assume. The Selling Holders may also sell the Offered Securities short and deliver Offered Securities to close out such short positions, or loan or pledge Offered Securities to broker-dealers that in turn may sell such securities.

     At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount and type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Holders and any discounts, commissions or concessions allowed or reallowed or paid to broker- dealers.

     To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.


     The Selling Holders are subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Holders. The foregoing may affect the marketability of such securities.


     Pursuant to the Registration Rights Agreement, the Company and the Issuer shall each bear all reasonable fees and expenses customarily borne by issuers in a non-underwritten secondary offering by selling security holders or in an underwritten offering, as the case may be, incurred in connection with the performance of its obligations under the Registration Rights Agreement; provided, however, that the Selling Holders will pay all underwriting discounts and selling commissions, if any. The Selling Holders will be indemnified by the Company and the Issuer, jointly and severally, against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Issuer will be indemnified by the Selling Holders severally against certain liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Consolidated Financial Statements of the Company incorporated by reference herein from the Company's Annual Report on Form 10-K have been incorporated by reference herein in reliance upon the reports of Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL OPINIONS


     Certain matters of Delaware law relating to the validity of the Preferred Securities have been passed upon by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the Issuer and the Company. Certain legal matters have been passed upon for the Company and the Issuer by Schiff Hardin & Waite, Chicago, Illinois. Schiff Hardin & Waite has advised the Company that a member of the firm participating in the representation of the Company in this Offering owns approximately 3,800 shares of Company Common Stock.

======================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER OR THE COMPANY SINCE THE DATE HEREOF AND THEREOF, RESPECTIVELY, OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THEIR RESPECTIVE DATES.

                               ------------------

                               TABLE OF CONTENTS

                                            PAGE
                                            ----
Documents Incorporated by Reference.......    4
Available Information.....................    4
Forward-Looking Statements................    5
Risk Factors..............................    6
Newell Financial Trust I..................   11
The Company...............................   12
Use of Proceeds...........................   12
Accounting Treatment......................   12
Ratio of Earnings to Fixed Charges........   13
Description of the Preferred Securities...   13
Description of the Guarantee..............   35
Description of the Debentures.............   38
Relationship among the Preferred
  Securities, the Debentures and the
  Guarantee...............................   46
Description of the Company's Capital
  Stock...................................   48
Certain Federal Income Tax Consequences...   50
Selling Holders...........................   55
Plan of Distribution......................   60
Independent Public Accountants............   61
Legal Opinions............................   61

======================================================

------------------------------------------------------
             ------------------------------------------------------

                                   10,000,000
                              PREFERRED SECURITIES

                            NEWELL FINANCIAL TRUST I

                          5 1/4% CONVERTIBLE QUARTERLY
                          INCOME PREFERRED SECURITIES

                             ("CONVERTIBLE QUIPS")
                     (LIQUIDATION PREFERENCE $50 PER SHARE)
                 GUARANTEED TO THE EXTENT SET FORTH HEREIN BY,
                     AND CONVERTIBLE INTO COMMON STOCK OF,

                                   NEWELL CO.

                          ---------------------------

                                 [NEWELL LOGO]
                          ---------------------------

------------------------------------------------------
             ------------------------------------------------------

               PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


     The following is an itemized statement of all expenses in connection with the issuance and distribution of the securities registered hereby. Except for the SEC registration fee, all amounts provided are estimated. None of these expenses will be borne by the Selling Holders.



    SEC registration fee........................................  $147,500
    Printing and engraving expenses.............................    70,000
    Legal fees and expenses.....................................    60,000
    Accounting fees and expenses................................     5,000
    Miscellaneous...............................................    27,500
                                                                  --------
         Total..................................................  $310,000
                                                                  ========


---------------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The Restated Certificate of Incorporation and By-Laws of the Company provide for indemnification by the Company of each of its directors and officers to the fullest extent permitted by law for liability (including liability arising under the Securities Act of 1933 (the "Act")) of such director or officer arising by reason of his or her status as a director or officer of the Company, provided that he or she met the standards established in the Restated Certificate of Incorporation, which include requirements that he or she acted in good faith and in a manner he or she reasonably believed to be in the Company's best interest. The Company will also advance expenses prior to final disposition of an action, suit or proceeding upon receipt of an undertaking by the director or officer to repay such amount if the director or officer is not entitled to indemnification. All rights to indemnification and advancement of expenses are deemed to be a contract between the Company and its directors and officers. The determination that a director or officer has met the standards established in the Restated Certificate of Incorporation and By-Laws may be made by majority vote of a quorum consisting of disinterested directors, an opinion of counsel (regardless of whether such quorum is available), a majority vote of stockholders, or a court (which may also overturn any of the preceding determinations). The Company has purchased insurance against liabilities of directors or officers, as permitted by the Restated Certificate of Incorporation and By-Laws. The Company also has entered into indemnification agreements with each of its directors and officers which provide that the directors and officers will be entitled to their indemnification rights as they existed at the time they entered into the agreement, regardless of subsequent changes in the Company's indemnification policy.

     Under the Trust Agreement, the Company agreed to indemnify and hold harmless, to the fullest extent permitted by applicable law, each Trustee, any affiliate of any Trustee, any officer, director, shareholder, employee, representative or agent of any Trustee, and any employee or agent of the Issuer or its affiliates (each an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim incurred by such Indemnified Person by reason of the creation, operation, dissolution or termination of the Issuer or in connection with the administration of the Issuer or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Issuer and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Trust Agreement, except that no Indemnified Person is entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

     Pursuant to the registration rights agreement among the Company, the Issuer and the Initial Purchasers, dated December 12, 1997 (the "Registration Rights Agreement"), the Company has agreed to indemnify the holders of Registrable Securities against certain liabilities. Also pursuant to the Registration Rights Agreement, under certain circumstances, the Company and certain broker-dealers, including certain persons associated with such broker-dealers, have agreed to indemnify each other against certain liabilities.

ITEM 16.  EXHIBITS

(a) Exhibits

     *4.1  Certificate of Trust of Newell Financial Trust I.
     *4.2  Amended and Restated Trust Agreement of Newell Financial Trust I, dated as of December 12, 1997, among
           Newell Co., as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware,
           as Delaware Trustee and C.R. Davenport, Brett E. Gries and Ronn L. Claussen, as Administrative Trustees.
     *4.3  Junior Convertible Subordinated Indenture for the 5 1/4% Convertible Subordinated Debentures, dated as of
           December 12, 1997, between Newell Co. and The Chase Manhattan Bank, as Indenture Trustee.
      4.4  Form of 5 1/4% Preferred Securities (Included in Exhibit D to Exhibit 4.2 above).
      4.5  Form of 5 1/4% Junior Convertible Subordinated Debentures (Included in Article 2 to Exhibit 4.3 above).
     *4.6  Preferred Securities Guarantee Agreement, dated as of December 12, 1997, between Newell Co., as
           Guarantor, and The Chase Manhattan Bank, as Guarantee Trustee.
      5.1  Opinion of Schiff Hardin & Waite, counsel to Newell Co., as to the validity of the Convertible
           Subordinated Debentures, Guarantee and the Common Stock of Newell Co. issuable upon conversion of the
           Preferred Securities being registered hereby.
      5.2  Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Newell Financial Trust I, as to the validity of the Preferred Securities.
      8.1  Opinion of Schiff Hardin & Waite, special United States tax counsel to Newell Co. and Newell Financial
           Trust I, as to certain tax matters.
    *10.1  Registration Rights Agreement, dated December 12, 1997, among Newell Financial Trust I and Goldman, Sachs
           & Co., Morgan Stanley & Co. Incorporated, Robert W. Baird & Co. Incorporated, Bear, Stearns & Co. Inc.
           and Merrill Lynch & Co. as Initial Purchasers.
     12.1  Computation of Ratio of Earnings to Fixed Charges of Newell Co. (Incorporated by reference to Exhibit 12 to Newell Co.'s Annual Report on Form 10-K for the year ended December 31, 1997).
     23.1  Consent of Arthur Andersen LLP.
     23.2  Consent of Schiff Hardin & Waite (Included in Exhibits 5.1 and 8.1).
     23.3  Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).
    *24.1  Power of Attorney.
    *25.1  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Trustee under the 5 1/4% Junior Convertible Subordinated Indenture.
    *25.2  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Property Trustee under the Amended and Restated Declaration of Trust.
    *25.3  Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Chase
           Manhattan Bank, as Guarantee Trustee under the Guarantee.

---------------

* Previously filed.

ITEM 17.  UNDERTAKINGS

(a) The undersigned registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

(b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of the issue.

(d) The undersigned registrants hereby undertake that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrants pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

     (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Newell Co. hereby certifies that it has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on the 11th day of May, 1998.

                                          NEWELL CO.

                                          By:   /s/ WILLIAM T. ALLDREDGE

                                            ------------------------------------

                                                    William T. Alldredge
                                                 Vice President -- Finance

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
           /s/ JOHN J. MCDONOUGH*              Vice Chairman and Chief Executive        May 11, 1998
---------------------------------------------  Officer (Principal Executive Officer)
              John J. McDonough                and Director

          /s/ WILLIAM T. ALLDREDGE             Vice-President -- Finance (Principal     May 11, 1998
---------------------------------------------  Financial Officer)
            William T. Alldredge

        /s/ THOMAS A. FERGUSON, JR.*           President and Chief Operating Officer    May 11, 1998
---------------------------------------------  and Director
           Thomas A. Ferguson, Jr.

            /s/ DONALD L. KRAUSE*              Senior Vice President -- Corporate       May 11, 1998
---------------------------------------------  Controller (Principal Accounting
              Donald L. Krause                 Officer)

            /s/ WILLIAM P. SOVEY*              Chairman of the Board of Directors       May 11, 1998
---------------------------------------------
              William P. Sovey

             /s/ ALTON F. DOODY*                              Director                  May 11, 1998
---------------------------------------------
               Alton F. Doody

             /s/ GARY H. DRIGGS*                              Director                  May 11, 1998
---------------------------------------------
               Gary H. Driggs

           /s/ DANIEL C. FERGUSON*                            Director                  May 11, 1998
---------------------------------------------
             Daniel C. Ferguson

             /s/ ROBERT L. KATZ*                              Director                  May 11, 1998
---------------------------------------------
               Robert L. Katz

       /s/ ELIZABETH CUTHBERT MILLET*                         Director                  May 11, 1998
---------------------------------------------
          Elizabeth Cuthbert Millet

                  SIGNATURE                                    TITLE                       DATE
                  ---------                                    -----                       ----
                                                              Director
---------------------------------------------
            Cynthia A. Montgomery

            /s/ ALLAN P. NEWELL*                              Director                  May 11, 1998
---------------------------------------------
               Allan P. Newell

                                                              Director
---------------------------------------------
              Henry B. Pearsall

        *By: /s/ WILLIAM T. ALLDREDGE
---------------------------------------------
            William T. Alldredge,
              attorney-in-fact

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Newell Financial Trust I hereby certifies that it has duly caused this amendment to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Freeport, State of Illinois, on the 11th day of May, 1998.

                                          NEWELL FINANCIAL TRUST I

                                          By: NEWELL CO.

                                               /s/ WILLIAM T. ALLDREDGE

                                          --------------------------------------
                                                   William T. Alldredge
                                                Vice President -- Finance

                                         *4.1  Certificate of Trust of Newell
                                               Financial Trust I.....................
                                         *4.2  Amended and Restated Trust Agreement
                                               of Newell Financial Trust I, dated as
                                               of December 12, 1997, among Newell
                                               Co., as Depositor, The Chase Manhattan
                                               Bank, as Property Trustee, Chase
                                               Manhattan Bank Delaware, as Delaware
                                               Trustee and C.R. Davenport, Brett E.
                                               Gries and Ronn L. Claussen, as
                                               Administrative Trustees...............
                                         *4.3  Junior Convertible Subordinated
                                               Indenture for the 5 1/4% Convertible
                                               Subordinated Debentures, dated as of
                                               December 12, 1997, between Newell Co.
                                               and The Chase Manhattan Bank, as
                                               Indenture Trustee.....................
                                          4.4  Form of 5 1/4% Preferred Securities
                                               (Included in Exhibit D to Exhibit 4.2
                                               above)................................
                                          4.5  Form of 5 1/4% Junior Convertible
                                               Subordinated Debentures (Included in
                                               Article 2 to Exhibit 4.3 above).......
                                         *4.6  Preferred Securities Guarantee
                                               Agreement, dated as of December 12,
                                               1997, between Newell Co., as
                                               Guarantor, and The Chase Manhattan
                                               Bank, as Guarantee Trustee............
                                          5.1  Opinion of Schiff Hardin & Waite,
                                               counsel to Newell Co., as to the
                                               validity of the Convertible
                                               Subordinated Debentures, Guarantee and
                                               the Common Stock of Newell Co.
                                               issuable upon conversion of the
                                               Preferred Securities being registered
                                               hereby................................
                                          5.2  Opinion of Richards, Layton & Finger,
                                               P.A., special Delaware counsel to
                                               Newell Financial Trust I, as to the
                                               validity of the Preferred
                                               Securities............................
                                          8.1  Opinion of Schiff Hardin & Waite,
                                               special United States tax counsel to
                                               Newell Co. and Newell Financial Trust
                                               I, as to certain tax matters..........
                                        *10.1  Registration Rights Agreement, dated
                                               December 12, 1997, among Newell
                                               Financial Trust I and Goldman, Sachs &
                                               Co., Morgan Stanley & Co.
                                               Incorporated, Robert W. Baird & Co.
                                               Incorporated, Bear, Stearns & Co. Inc.
                                               and Merrill Lynch & Co. as Initial
                                               Purchasers............................
                                         12.1  Computation of Ratio of Earnings to
                                               Fixed Charges of Newell Co.
                                               (Incorporated by reference to Exhibit
                                               12 to Newell Co.'s Annual Report on
                                               Form 10-K for the year ended December
                                               31, 1997).............................
                                         23.1  Consent of Arthur Andersen LLP........
                                         23.2  Consent of Schiff Hardin & Waite
                                               (Included in Exhibits 5.1 and 8.1)....
                                         23.3  Consent of Richards, Layton & Finger,
                                               P.A. (included in Exhibit 5.2)........
                                        *24.1  Power of Attorney.....................
                                        *25.1  Form T-1 Statement of Eligibility
                                               under the Trust Indenture Act of 1939,
                                               as amended, of The Chase Manhattan
                                               Bank, as Trustee under the 5 1/4%
                                               Junior Convertible Subordinated
                                               Indenture.............................
                                        *25.2  Form T-1 Statement of Eligibility
                                               under the Trust Indenture Act of 1939,
                                               as amended, of The Chase Manhattan
                                               Bank, as Property Trustee under the
                                               Amended and Restated Declaration of
                                               Trust.................................
                                        *25.3  Form T-1 Statement of Eligibility
                                               under the Trust Indenture Act of 1939,
                                               as amended, of The Chase Manhattan
                                               Bank, as Guarantee Trustee under the
                                               Guarantee.............................

---------------

* Previously filed.